FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-01

WFCM 2018-C47 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure(2)	Cut-off Date Balance Per Unit/SF(6)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan
1	Starwood Hotel Portfolio	WFB		Various	Various	Various	Various	Hospitality	Various	Various	Various	2,943	Rooms	90,044	70,000,000	70,000,000	7.4%	70,000,000	N
1.01	Renaissance St. Louis Airport Hotel	WFB		9801 Natural Bridge Road	St. Louis	MO	63134	Hospitality	Full Service	1987	2015	393	Rooms		9,236,239	9,236,239	1.0%
1.02	Renaissance Des Moines Savery Hotel	WFB		401 Locust Street	Des Moines	IA	50309	Hospitality	Full Service	1887	2018	209	Rooms		6,249,671	6,249,671	0.7%
1.03	Residence Inn St. Louis Downtown	WFB		525 South Jefferson Avenue	St. Louis	MO	63103	Hospitality	Extended Stay	2006	2017	188	Rooms		5,862,523	5,862,523	0.6%
1.04	Doubletree Hotel West Palm Beach Airport	WFB		1808 South Australian Avenue	West Palm Beach	FL	33409	Hospitality	Full Service	1987	2015	175	Rooms		5,788,780	5,788,780	0.6%
1.05	Courtyard Gulfport Beachfront	WFB		1600 East Beach Boulevard	Gulfport	MS	39501	Hospitality	Select Service	1972	2015	149	Rooms		4,166,447	4,166,447	0.4%
1.06	Fairfield Inn Atlanta Downtown	WFB		54 Peachtree Street SW	Atlanta	GA	30303	Hospitality	Limited Service	1915	2012	156	Rooms		3,871,478	3,871,478	0.4%
1.07	Hotel Indigo Chicago Vernon Hills	WFB		450 North Milwaukee Avenue	Vernon Hills	IL	60061	Hospitality	Select Service	1997	2015	127	Rooms		3,558,072	3,558,072	0.4%
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	WFB		15W90 North Frontage Road	Burr Ridge	IL	60527	Hospitality	Limited Service	2000	2015	128	Rooms		3,189,360	3,189,360	0.3%
1.09	Holiday Inn & Suites Green Bay Stadium	WFB		2785 Ramada Way	Green Bay	WI	54304	Hospitality	Full Service	2007	2015	118	Rooms		3,115,618	3,115,618	0.3%
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area	WFB		410 West Lake Street	Elmhurst	IL	60126	Hospitality	Limited Service	2000	2015	128	Rooms		2,857,519	2,857,519	0.3%
1.11	Hilton Garden Inn Wichita	WFB		2041 North Bradley Fair Parkway	Wichita	KS	67206	Hospitality	Select Service	2000	2016	103	Rooms		2,488,807	2,488,807	0.3%
1.12	Courtyard Norman	WFB		770 Copperfield Drive	Norman	OK	73072	Hospitality	Select Service	2009	2016	113	Rooms		2,138,530	2,138,530	0.2%
1.13	Springhill Suites Scranton Wilkes Barre	WFB		19 Radcliffe Drive	Moosic	PA	18507	Hospitality	Limited Service	2012		102	Rooms		2,046,352	2,046,352	0.2%
1.14	Courtyard Salisbury	WFB		128 Troopers Way	Salisbury	MD	21804	Hospitality	Select Service	2006	2015	106	Rooms		1,972,610	1,972,610	0.2%
1.15	Homewood Suites St. Louis Riverport Airport West	WFB		13639 Riverport Drive	Maryland Heights	MO	63043	Hospitality	Extended Stay	2007	2017	104	Rooms		1,954,174	1,954,174	0.2%
1.16	Residence Inn Rocky Mount	WFB		230 Gateway Boulevard	Rocky Mount	NC	27804	Hospitality	Extended Stay	1999	2016	77	Rooms		1,954,174	1,954,174	0.2%
1.17	Hampton Inn and Suites Wichita Northeast	WFB		2433 North Greenwich Road	Wichita	KS	67226	Hospitality	Limited Service	2009	2017	102	Rooms		1,861,996	1,861,996	0.2%
1.18	Residence Inn Salisbury	WFB		140 Centre Road	Salisbury	MD	21801	Hospitality	Extended Stay	2007	2015	84	Rooms		1,843,561	1,843,561	0.2%
1.19	Courtyard Rocky Mount	WFB		250 Gateway Boulevard	Rocky Mount	NC	27804	Hospitality	Select Service	2000	2015	90	Rooms		1,493,284	1,493,284	0.2%
1.20	Springhill Suites Wichita East at Plazzio	WFB		1220 North Greenwich Road	Wichita	KS	67206	Hospitality	Limited Service	2009	2016	102	Rooms		1,474,848	1,474,848	0.2%
1.21	Residence Inn Wichita East at Plazzio	WFB		1212 North Greenwich Road	Wichita	KS	67206	Hospitality	Extended Stay	2005	2013	93	Rooms		1,474,848	1,474,848	0.2%
1.22	Hampton Inn Oklahoma City Northwest	WFB		3022 Northwest Expressway	Oklahoma City	OK	73112	Hospitality	Limited Service	1997	2016	96	Rooms		1,401,106	1,401,106	0.1%
2	Aventura Mall	WFB		19501 Biscayne Boulevard	Aventura	FL	33180	Retail	Super Regional Mall	1983	2017	1,217,508	Sq. Ft.	1,155	50,000,000	50,000,000	5.3%	50,000,000	N
3	Christiana Mall	Barclays		132 Christiana Mall	Newark	DE	19702	Retail	Super Regional Mall	1978	2014	779,084	Sq. Ft.	434	50,000,000	50,000,000	5.3%	50,000,000	N
4	Showcase II	WFB		3791 South Las Vegas Boulevard	Las Vegas	NV	89109	Retail	Anchored	2001	2018	41,407	Sq. Ft.	3,091	45,000,000	45,000,000	4.7%	45,000,000	N
5	Virginia Beach Hotel Portfolio	Barclays		Various	Virginia Beach	VA	23451	Hospitality	Full Service	Various	Various	456	Rooms	197,368	45,000,000	45,000,000	4.7%	38,847,393	N
5.01	Hilton Virginia Beach Oceanfront	Barclays		3001 Atlantic Avenue	Virginia Beach	VA	23451	Hospitality	Full Service	2005	2018	289	Rooms		29,263,804	29,263,804	3.1%
5.02	Hilton Garden Inn Virginia Beach Oceanfront	Barclays		3315 Atlantic Avenue	Virginia Beach	VA	23451	Hospitality	Full Service	2014		167	Rooms		15,736,196	15,736,196	1.7%
6	Holiday Inn FiDi	LCF		99 and 103 Washington Street	New York	NY	10006	Hospitality	Full Service	2014		492	Rooms	176,880	35,000,000	35,000,000	3.7%	35,000,000	N
7	Lower Makefield Corporate Center - North	RMF		1010, 1020, 1030, 1040 and 1050 Stony Hill Road	Lower Makefield Township	PA	19067	Office	Suburban	2000		190,183	Sq. Ft.	153	29,150,000	29,150,000	3.1%	26,737,543	N
8	2747 Park Boulevard	Barclays		2747-2785 Park Boulevard	Palo Alto	CA	94306	Office	Suburban	2018		36,120	Sq. Ft.	720	26,000,000	26,000,000	2.7%	23,729,592	N
9	Meridian at North	LCF		500, 509, 550 Meridian Street	Indianapolis	IN	46204	Office	CBD	1975	2014	334,506	Sq. Ft.	77	25,900,000	25,900,000	2.7%	22,965,252	N
10	Ellsworth Place	RMF		8661 Colesville Road; 8645 Colesville Road	Silver Spring	MD	20910	Retail	Anchored	1947	2015	347,758	Sq. Ft.	198	24,000,000	24,000,000	2.5%	21,251,082	N
11	Triyar Portfolio II	LCF		Various	Various	Various	Various	Industrial	Warehouse	Various	Various	818,802	Sq. Ft.	27	22,051,995	22,004,846	2.3%	18,297,695	N
11.01	Jackson	LCF		840 Boling Street	Jackson	MS	39209	Industrial	Warehouse	1975	2007	377,950	Sq. Ft.		8,832,495	8,813,611	0.9%
11.02	Kilgore	LCF		1010 Energy Drive	Kilgore	TX	75662	Industrial	Warehouse	2006		145,083	Sq. Ft.		5,810,000	5,797,578	0.6%
11.03	Norwich	LCF		57-59 Borden Avenue	Norwich	NY	13815	Industrial	Warehouse	1959	2012	139,925	Sq. Ft.		4,334,500	4,325,233	0.5%
11.04	Ottawa	LCF		4200 North Columbus Street	Ottawa	IL	61350	Industrial	Warehouse	1983		92,250	Sq. Ft.		1,925,000	1,920,884	0.2%
11.05	Oglesby	LCF		32 Marquette Avenue	Oglesby	IL	61348	Industrial	Warehouse	1986		63,594	Sq. Ft.		1,150,000	1,147,541	0.1%
12	Indian Hills Senior Community	LCF		19101 Euclid Avenue	Euclid	OH	44117	Multifamily	High Rise	1964	2006	1,572	Units	32,665	22,000,000	22,000,000	2.3%	20,331,770	N
13	Boca Village Corporate Center	Barclays		4855 Technology Way	Boca Raton	FL	33431	Office	Suburban	2008		108,616	Sq. Ft.	187	20,260,000	20,260,000	2.1%	20,260,000	N
14	Embassy Suites Overland Park	LCF		10601 Metcalf Avenue	Overland Park	KS	66212	Hospitality	Full Service	1984	2015	199	Rooms	95,477	19,000,000	19,000,000	2.0%	15,799,964	N
15	Christenbury Corners	WFB		8845, 8855, 8875, 8885, 8905, 8915 Christenbury Parkway; 3020 Derita Road	Concord	NC	28027	Retail	Anchored	2017		118,473	Sq. Ft.	156	18,500,000	18,500,000	1.9%	16,392,530	N
16	Vista Centre Shoppes	Barclays		8462-8594 Palm Parkway	Orlando	FL	32836	Retail	Unanchored	1989		98,136	Sq. Ft.	183	18,000,000	18,000,000	1.9%	16,590,263	N
17	Airport Square - NV	WFB		1274, 1280, 1290, 1296, 1300 and 1320 East Plumb Lane; 2000, 2002, 2210 and 2212 Harvard Way	Reno	NV	89502	Retail	Shadow Anchored	1989		170,796	Sq. Ft.	100	17,000,000	17,000,000	1.8%	15,645,541	N
18	Schuyler Commons	Barclays		1776 Independence Square	Utica	NY	13502	Multifamily	Age Restricted Housing	2008		144	Units	116,667	16,800,000	16,800,000	1.8%	15,431,361	N
19	26-49 96th Street	LCF		26-49 96th Street	East Elmhurst	NY	11369	Multifamily	Garden	1927	2017	69	Units	228,986	15,800,000	15,800,000	1.7%	15,800,000	N
20	438 Summit Avenue	WFB		438 Summit Avenue	Jersey City	NJ	07306	Office	CBD	1993		123,760	Sq. Ft.	125	15,500,000	15,500,000	1.6%	15,500,000	N
21	Camden Oakes	LCF		7925 Carlington Road	Indianapolis	IN	46237	Multifamily	Garden	2017		110	Units	140,815	15,500,000	15,489,602	1.6%	14,030,833	N
22	Allen Central Market	RMF		204 & 210 Central Expressway; 805 West McDermott Drive	Allen	TX	75013	Retail	Shadow Anchored	1999		77,833	Sq. Ft.	186	14,500,000	14,483,430	1.5%	12,025,783	N
23	Four Points by Sheraton Miami Airport	WFB		3570 Northwest 74th Avenue	Miami	FL	33122	Hospitality	Select Service	2017		124	Rooms	110,887	13,750,000	13,750,000	1.4%	13,186,988	N
24	Fairfield Oakes	LCF		1616 Valley Oak Lane	Fairborn	OH	45324	Multifamily	Garden	2016		102	Units	132,353	13,500,000	13,500,000	1.4%	12,456,677	N
25	UA Roseville	WFB		520 North Sunrise Avenue	Roseville	CA	95661	Retail	Single Tenant	2000	2017	47,200	Sq. Ft.	276	13,065,000	13,049,732	1.4%	10,794,148	N
26	1400 Fifth Avenue	Barclays		1400 Fifth Avenue	New York	NY	10030	Retail	Anchored	2003		31,806	Sq. Ft.	387	12,300,000	12,300,000	1.3%	12,300,000	N
27	4645 Live Oak Street	WFB		4645, 4701 and 4711 Live Oak Street	Cudahy	CA	90201	Multifamily	Garden	1952	2018	83	Units	141,566	11,750,000	11,750,000	1.2%	11,750,000	N
28	Batavia Founders	WFB		4101 Founders Boulevard	Batavia	OH	45103	Industrial	Flex	1993	2018	292,500	Sq. Ft.	40	11,750,000	11,750,000	1.2%	9,813,335	N
29	Atlanta Cold Storage	Barclays		Various	Various	GA	Various	Industrial	Cold Storage	Various	Various	277,915	Sq. Ft.	39	10,900,000	10,900,000	1.1%	9,391,005	N
29.01	Lithonia	Barclays		2200 and 2400 Lithonia Industrial Boulevard	Lithonia	GA	30058	Industrial	Cold Storage	1970	2016	185,858	Sq. Ft.		7,050,000	7,050,000	0.7%
29.02	Phillip Lee	Barclays		5200 Phillip Lee Drive SW	Atlanta	GA	30336	Industrial	Cold Storage	1967	2017	92,057	Sq. Ft.		3,850,000	3,850,000	0.4%
30	Frisco Medical Office Building and Terramont Village Shopping Center	Barclays		Various	Various	TX	Various	Various	Various	Various		49,348	Sq. Ft.	214	10,538,000	10,538,000	1.1%	10,538,000	N
30.01	Frisco Medical Office Building	Barclays		9255 North Dallas Parkway	Frisco	TX	75034	Office	Medical	2014		24,911	Sq. Ft.		5,682,796	5,682,796	0.6%
30.02	Terramont Village Shopping Center	Barclays		30340 FM 2978	The Woodlands	TX	77382	Retail	Shadow Anchored	2007		24,437	Sq. Ft.		4,855,204	4,855,204	0.5%
31	Skyline Village	Barclays		2035 East Market Street	Harrisonburg	VA	22801	Retail	Anchored	1988		190,384	Sq. Ft.	130	9,800,000	9,800,000	1.0%	8,683,195	N
32	Oak Lane MHC	CIIICM		11750 South Homan Avenue	Merrionette Park	IL	60803	Manufactured Housing Community	Manufactured Housing Community	1959	2017	224	Pads	43,587	9,775,000	9,763,534	1.0%	8,070,789	N
33	Hurricane Creek Village	WFB		20770 and 20790 Interstate 30 North	Benton	AR	72019	Retail	Anchored	2015		79,291	Sq. Ft.	123	9,750,000	9,750,000	1.0%	8,228,771	N
34	Shady Park	Barclays		36773 Lighthouse Road	Selbyville	DE	19975	Manufactured Housing Community	Manufactured Housing Community	1970		304	Pads	31,941	9,710,000	9,710,000	1.0%	8,937,054	N
35	Courtyard by Marriott Deptford	CIIICM		1251 Hurffville Road	Deptford Township	NJ	08096	Hospitality	Limited Service	2017		108	Rooms	89,815	9,700,000	9,700,000	1.0%	6,232,446	N
36	1685 Monroe Avenue	LCF		1685 Monroe Avenue	Bronx	NY	10457	Multifamily	Mid Rise	2016		42	Units	230,952	9,700,000	9,700,000	1.0%	9,700,000	N
37	Browning Business Center	WFB		1628 Browning Road	Columbia	SC	29210	Office	Suburban	1974	2007	201,777	Sq. Ft.	47	9,500,000	9,500,000	1.0%	8,166,193	N
38	SPS Martinez - CA	WFB		111 Muir Station Road	Martinez	CA	94553	Self Storage	Self Storage	1985		59,273	Sq. Ft.	152	9,000,000	9,000,000	0.9%	7,926,628	N
39	Jewel-Osco	LCF		199 Brook Forest Avenue	Shorewood	IL	60404	Retail	Anchored	2002	2012	66,437	Sq. Ft.	129	8,600,000	8,600,000	0.9%	8,600,000	N
40	Chancellor Farms MHC	CIIICM		798 Chancellor Lane	Fenton	MO	63026	Manufactured Housing Community	Manufactured Housing Community	1988	2018	284	Pads	29,543	8,400,000	8,390,147	0.9%	6,935,512	N
41	Centerpointe at Natomas Crossing	RMF		2200-2280 Del Paso Road	Sacramento	CA	95834	Office	Suburban	2005		53,500	Sq. Ft.	140	7,500,000	7,500,000	0.8%	6,234,467	N
42	Indigo Corners	Barclays		5319 New Hope Commons Drive	Durham	NC	27707	Retail	Shadow Anchored	2006		28,563	Sq. Ft.	263	7,500,000	7,500,000	0.8%	6,481,584	N
43	South Lake Center	WFB		310 South Lake Avenue and 315 South Mentor Avenue	Pasadena	CA	91101	Mixed Use	Retail/Office	1949	2007	39,290	Sq. Ft.	191	7,500,000	7,490,616	0.8%	6,121,681	N
44	Hampton Inn - Daytona-Ormond Beach	RMF		155 Interchange Boulevard	Ormond Beach	FL	32174	Hospitality	Limited Service	1998	2017	84	Rooms	83,333	7,000,000	7,000,000	0.7%	5,873,351	N
45	Academy Sports and USPS Portfolio	RMF		Various	Various	Various	Various	Retail	Single Tenant	Various		70,031	Sq. Ft.	99	6,920,000	6,920,000	0.7%	5,929,456	N
45.01	Academy Sports	RMF		1580 Crater Lake Drive	Kennesaw	GA	30152	Retail	Single Tenant	2016		62,943	Sq. Ft.		5,310,000	5,310,000	0.6%
45.02	USPS	RMF		41 Raymond Avenue	Poughkeepsie	NY	12603	Retail	Single Tenant	1960		7,088	Sq. Ft.		1,610,000	1,610,000	0.2%
46	Jewel-Osco Oswego, IL	WFB		3795 Orchard Road	Oswego	IL	60543	Retail	Single Tenant	2007		62,164	Sq. Ft.	109	6,800,000	6,800,000	0.7%	6,800,000	N
47	Willowdaile Shopping Center	RMF		3823 Guess Road at Horton Road	Durham	NC	27705	Retail	Anchored	1985		93,217	Sq. Ft.	73	6,800,000	6,800,000	0.7%	5,686,258	N
48	Shoppes at Stonecreek	LCF		1520 Stonecreek Drive South	Pickerington	OH	43147	Retail	Anchored	2013		44,874	Sq. Ft.	146	6,562,500	6,547,972	0.7%	5,416,541	N
49	Holiday Inn Express - Tullahoma	Barclays		2030 North Jackson Street	Tullahoma	TN	37388	Hospitality	Limited Service	2011	2018	80	Rooms	81,149	6,500,000	6,491,941	0.7%	5,314,307	N
50	Town View Retail Center	CIIICM		7242-7422 Gall Boulevard	Zephyrhills	FL	33541	Retail	Anchored	1990	2003	175,471	Sq. Ft.	36	6,250,000	6,237,163	0.7%	5,216,715	N
51	Pine Ridge MHC	CIIICM		2320 Bee Ridge Road	Sarasota	FL	34239	Manufactured Housing Community	Manufactured Housing Community	1967	2018	127	Pads	40,472	5,140,000	5,140,000	0.5%	4,572,653	N
52	Amalie Meadows Apartments	RMF		300 Kate Street	Madison	TN	37115	Multifamily	Garden	1969		88	Units	57,955	5,100,000	5,100,000	0.5%	4,452,310	N
53	Island Oaks Apartments	WFB		26676 Canal Road	Orange Beach	AL	36561	Multifamily	Garden	2015		56	Units	89,286	5,000,000	5,000,000	0.5%	4,148,422	N
54	UNICO Portfolio III	WFB		Various	Various	Various	Various	Retail	Single Tenant	Various		35,448	Sq. Ft.	139	4,933,500	4,933,500	0.5%	4,933,500	N
54.01	DG - Davenport	WFB		41491 US Highway 27	Davenport	FL	33837	Retail	Single Tenant	2018		9,002	Sq. Ft.		1,462,500	1,462,500	0.2%
54.02	DG - Jacksonville	WFB		14837 Normandy Boulevard	Jacksonville	FL	32234	Retail	Single Tenant	2017		9,026	Sq. Ft.		1,300,000	1,300,000	0.1%
54.03	FM - Navarre	WFB		2694 FL 87 South	Navarre	FL	32566	Retail	Single Tenant	2017		8,320	Sq. Ft.		1,170,000	1,170,000	0.1%
54.04	DG - Midland	WFB		10404 FM 307	Midland	TX	79706	Retail	Single Tenant	2017		9,100	Sq. Ft.		1,001,000	1,001,000	0.1%
55	Hampton Inn - Vero Beach	RMF		9350 19th Lane	Vero Beach	FL	32966	Hospitality	Limited Service	1997	2017	63	Rooms	75,397	4,750,000	4,750,000	0.5%	3,953,475	N
56	Baseline Professional Park	CIIICM		2451 East Baseline Road	Gilbert	AZ	85234	Office	Medical	1995	2018	39,315	Sq. Ft.	114	4,500,000	4,500,000	0.5%	4,080,498	N
57	Northgate MHP	CIIICM		3277 1st Avenue	Mims	FL	32754	Manufactured Housing Community	Manufactured Housing Community	1963		284	Pads	15,475	4,395,000	4,395,000	0.5%	3,660,303	N
58	Lakeview Shopping Center	RMF		100-104 Lakeview Drive; 200-210 Lakeview Center; 212 Lakeview Center; 300 & 304 Lakeview Center; 500 Lakeview Center	Parkersburg	WV	26101	Retail	Anchored	1983		67,172	Sq. Ft.	58	3,900,000	3,893,673	0.4%	2,940,390	N
59	Highland Park Retail Center	CIIICM		1962 - 1996 2nd Street	Highland Park	IL	60035	Retail	Shadow Anchored	2015		10,132	Sq. Ft.	326	3,300,000	3,300,000	0.3%	2,713,362	N
60	Stewart MHP	CIIICM		2145 Stewart Road	Vestal	NY	13850	Manufactured Housing Community	Manufactured Housing Community	1960	1975	121	Pads	26,860	3,250,000	3,250,000	0.3%	2,833,325	N
61	Walgreens Iowa	RMF		345 East 20th Street	Dubuque	IA	52001	Retail	Single Tenant	2008		14,568	Sq. Ft.	220	3,200,000	3,200,000	0.3%	2,958,229	N
62	Cahaba Mobile Estates	CIIICM		103 Madison Drive	Trussville	AL	35173	Manufactured Housing Community	Manufactured Housing Community	1968	2018	157	Pads	20,223	3,175,000	3,175,000	0.3%	2,642,587	N
63	Shops at Tuscan Lakes II	Barclays		1357 East League City Parkway	League City	TX	77573	Retail	Unanchored	2017		11,548	Sq. Ft.	273	3,150,000	3,150,000	0.3%	2,746,443	N
64	Huebner Mini Storage	LCF		16523 Huebner Road	San Antonio	TX	78248	Self Storage	Self Storage	1995		47,850	Sq. Ft.	52	2,500,000	2,500,000	0.3%	2,500,000	N
65	Fort Lauderdale Shopping Center	CIIICM		1432 North Federal Highway	Fort Lauderdale	FL	33304	Retail	Unanchored	1959	2003	16,054	Sq. Ft.	154	2,475,000	2,475,000	0.3%	2,064,491	N
66	Park West MHP	CIIICM		1824 Dobi Lane	Stillwater	OK	74075	Manufactured Housing Community	Manufactured Housing Community	1975		151	Pads	16,373	2,475,000	2,472,271	0.3%	2,064,985	N
67	4901 Olde Towne Parkway	WFB		4901 Olde Towne Parkway	Marietta	GA	30068	Office	Suburban	1998		25,794	Sq. Ft.	93	2,400,000	2,397,227	0.3%	1,986,671	N
68	Allsafe SS & Retail	CIIICM		1279 West Frontage Road	Rio Rico	AZ	85648	Mixed Use	Self Storage/Retail	2005		56,542	Sq. Ft.	41	2,325,000	2,325,000	0.2%	1,989,644	N
69	Allied Wholesale	CIIICM		120 North Lynhurst Drive	Indianapolis	IN	46204	Industrial	Warehouse Distribution	1997	2006	54,777	Sq. Ft.	37	2,050,000	2,050,000	0.2%	1,786,185	N
70	3974 Amboy Road	CIIICM		3974 Amboy Road	Staten Island	NY	10308	Mixed Use	Retail/Office	1931	2016	13,652	Sq. Ft.	138	1,879,000	1,879,000	0.2%	1,585,679	N
71	Forest Valley MHC	CIIICM		4379 GA Route 42	Ellenwood	GA	30294	Manufactured Housing Community	Manufactured Housing Community	1967		84	Pads	21,250	1,785,000	1,785,000	0.2%	1,541,256	N
72	Frontier Urban Village	CIIICM		16551 SE 82nd Drive	Clackamas	OR	97015	Manufactured Housing Community	Manufactured Housing Community	1950	2017	44	Pads	34,659	1,525,000	1,525,000	0.2%	1,525,000	N
73	Tratel Morro Bay	CIIICM		1680 Main Street	Morro Bay	CA	93442	Manufactured Housing Community	Manufactured Housing Community	1952	2018	51	Pads	26,961	1,375,000	1,375,000	0.1%	1,375,000	N
74	Airlane Building	WFB		3631 44th Street Southeast	Kentwood	MI	49512	Industrial	Flex	1996		28,600	Sq. Ft.	47	1,358,000	1,358,000	0.1%	1,133,819	N

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)
1	Starwood Hotel Portfolio	8/16/2018	10/11/2018	9/11/2028		9/11/2028		5.15000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.13484%	Actual/360	304,589.12	Interest-only, Balloon	Actual/360	120
1.01	Renaissance St. Louis Airport Hotel
1.02	Renaissance Des Moines Savery Hotel
1.03	Residence Inn St. Louis Downtown
1.04	Doubletree Hotel West Palm Beach Airport
1.05	Courtyard Gulfport Beachfront
1.06	Fairfield Inn Atlanta Downtown
1.07	Hotel Indigo Chicago Vernon Hills
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale
1.09	Holiday Inn & Suites Green Bay Stadium
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area
1.11	Hilton Garden Inn Wichita
1.12	Courtyard Norman
1.13	Springhill Suites Scranton Wilkes Barre
1.14	Courtyard Salisbury
1.15	Homewood Suites St. Louis Riverport Airport West
1.16	Residence Inn Rocky Mount
1.17	Hampton Inn and Suites Wichita Northeast
1.18	Residence Inn Salisbury
1.19	Courtyard Rocky Mount
1.20	Springhill Suites Wichita East at Plazzio
1.21	Residence Inn Wichita East at Plazzio
1.22	Hampton Inn Oklahoma City Northwest
2	Aventura Mall	6/7/2018	8/1/2018	7/1/2028		7/1/2028		4.12125%	0.00000%	0.00740%	0.00375%	0.00050%	0.00032%	4.10928%	Actual/360	174,103.73	Interest-only, Balloon	Actual/360	120
3	Christiana Mall	7/12/2018	9/1/2018	8/1/2028		8/1/2028		4.27750%	0.00000%	0.00740%	0.00375%	0.00050%	0.00032%	4.26553%	Actual/360	180,704.57	Interest-only, Balloon	Actual/360	120
4	Showcase II	4/24/2018	6/11/2018	5/11/2028		5/11/2028		4.89630%	0.00000%	0.00740%	0.00500%	0.00050%	0.00032%	4.88308%	Actual/360	186,161.41	Interest-only, Balloon	Actual/360	120
5	Virginia Beach Hotel Portfolio	8/31/2018	10/6/2018	9/6/2020	10/6/2020	9/6/2028		4.91250%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.89734%	Actual/360	239,169.04	Interest-only, Amortizing Balloon	Actual/360	120
5.01	Hilton Virginia Beach Oceanfront
5.02	Hilton Garden Inn Virginia Beach Oceanfront
6	Holiday Inn FiDi	9/18/2018	11/6/2018	10/6/2028		10/6/2028		5.12050%	0.00000%	0.00740%	0.00500%	0.00050%	0.00032%	5.10728%	Actual/360	151,422.19	Interest-only, Balloon	Actual/360	120
7	Lower Makefield Corporate Center - North	9/5/2018	10/6/2018	9/6/2023	10/6/2023	9/6/2028		4.64000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.62484%	Actual/360	150,133.47	Interest-only, Amortizing Balloon	Actual/360	120
8	2747 Park Boulevard	9/13/2018	11/6/2018	10/6/2023	11/6/2023	9/6/2028		4.21730%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.20214%	Actual/360	127,407.13	Interest-only, Amortizing Balloon	Actual/360	119
9	Meridian at North	8/14/2018	10/6/2018	9/6/2021	10/6/2021	9/6/2028		5.07600%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.06084%	Actual/360	140,242.28	Interest-only, Amortizing Balloon	Actual/360	120
10	Ellsworth Place	7/20/2018	9/6/2018	8/6/2021	9/6/2021	8/6/2028		5.01000%	0.00194%	0.00740%	0.00375%	0.00050%	0.00032%	4.99609%	Actual/360	128,983.91	Interest-only, Amortizing Balloon	Actual/360	120
11	Triyar Portfolio II	7/25/2018	9/6/2018		9/6/2018	8/6/2028		5.28200%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.26684%	Actual/360	122,209.37	Amortizing Balloon		120
11.01	Jackson
11.02	Kilgore
11.03	Norwich
11.04	Ottawa
11.05	Oglesby
12	Indian Hills Senior Community	8/16/2018	10/6/2018	9/6/2023	10/6/2023	9/6/2028		5.13000%	0.00000%	0.00740%	0.04500%	0.00050%	0.00032%	5.07678%	Actual/360	119,854.83	Interest-only, Amortizing Balloon	Actual/360	120
13	Boca Village Corporate Center	9/7/2018	11/1/2018	10/1/2028		10/1/2028		4.36000%	0.00194%	0.00740%	0.03500%	0.00050%	0.00032%	4.31484%	Actual/360	74,633.71	Interest-only, Balloon	Actual/360	120
14	Embassy Suites Overland Park	9/7/2018	11/6/2018		11/6/2018	10/6/2028		5.35200%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.33684%	Actual/360	106,122.26	Amortizing Balloon		120
15	Christenbury Corners	6/19/2018	8/11/2018	7/11/2021	8/11/2021	7/11/2028		5.04000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.02484%	Actual/360	99,764.75	Interest-only, Amortizing Balloon	Actual/360	120
16	Vista Centre Shoppes	8/15/2018	10/6/2018	9/6/2023	10/6/2023	9/6/2028		4.95100%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.93584%	Actual/360	96,089.57	Interest-only, Amortizing Balloon	Actual/360	120
17	Airport Square - NV	8/30/2018	10/11/2018	9/11/2023	10/11/2023	9/11/2028		4.85500%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.83984%	Actual/360	89,759.14	Interest-only, Amortizing Balloon	Actual/360	120
18	Schuyler Commons	6/22/2018	8/6/2018	7/6/2023	8/6/2023	7/6/2028		4.72600%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.71084%	Actual/360	87,393.89	Interest-only, Amortizing Balloon	Actual/360	120
19	26-49 96th Street	8/30/2018	10/6/2018	9/6/2028		9/6/2028		5.45000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.43484%	Actual/360	72,754.98	Interest-only, Balloon	Actual/360	120
20	438 Summit Avenue	9/14/2018	11/11/2018	10/11/2028		10/11/2028		4.53500%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.51984%	Actual/360	59,390.65	Interest-only, Balloon	Actual/360	120
21	Camden Oakes	8/21/2018	10/6/2018		10/6/2018	9/6/2028		4.91000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.89484%	Actual/360	73,818.92	Amortizing Balloon		120
22	Allen Central Market	9/6/2018	10/6/2018		10/6/2018	9/6/2028		5.27000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.25484%	Actual/360	80,249.25	Amortizing Balloon		120
23	Four Points by Sheraton Miami Airport	8/15/2018	10/11/2018	9/11/2020	10/11/2020	10/11/2023		5.58000%	0.00194%	0.00740%	0.03500%	0.00050%	0.00032%	5.53484%	Actual/360	78,762.54	Interest-only, Amortizing Balloon	Actual/360	61
24	Fairfield Oakes	7/19/2018	9/6/2018	8/6/2023	9/6/2023	8/6/2028		5.02300%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.00784%	Actual/360	72,660.80	Interest-only, Amortizing Balloon	Actual/360	120
25	UA Roseville	9/11/2018	10/11/2018		10/11/2018	9/11/2028		5.15000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.13484%	Actual/360	71,338.33	Amortizing Balloon		120
26	1400 Fifth Avenue	9/7/2018	10/6/2018	9/6/2028		9/6/2028		4.99500%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.97984%	Actual/360	51,909.84	Interest-only, Balloon	Actual/360	120
27	4645 Live Oak Street	8/30/2018	10/11/2018	9/11/2023		9/11/2023		4.94000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.92484%	Actual/360	49,042.65	Interest-only, Balloon	Actual/360	60
28	Batavia Founders	9/21/2018	11/11/2018		11/11/2018	10/11/2028		5.49000%	0.00194%	0.00740%	0.04250%	0.00050%	0.00032%	5.43734%	Actual/360	66,641.51	Amortizing Balloon		120
29	Atlanta Cold Storage	8/28/2018	10/6/2018	9/6/2020	10/6/2020	9/6/2028		4.83500%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.81984%	Actual/360	57,419.35	Interest-only, Amortizing Balloon	Actual/360	120
29.01	Lithonia
29.02	Phillip Lee
30	Frisco Medical Office Building and Terramont Village Shopping Center	8/29/2018	10/6/2018	9/6/2028		9/6/2028		4.85700%	0.00194%	0.00740%	0.04500%	0.00050%	0.00032%	4.80184%	Actual/360	43,244.95	Interest-only, Balloon	Actual/360	120
30.01	Frisco Medical Office Building
30.02	Terramont Village Shopping Center
31	Skyline Village	7/20/2018	9/6/2018	8/6/2021	9/6/2021	8/6/2028		5.04000%	0.00000%	0.00740%	0.04500%	0.00050%	0.00032%	4.98678%	Actual/360	52,848.35	Interest-only, Amortizing Balloon	Actual/360	120
32	Oak Lane MHC	8/31/2018	10/11/2018		10/11/2018	9/11/2028		5.13000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.11484%	Actual/360	53,253.68	Amortizing Balloon		120
33	Hurricane Creek Village	4/26/2018	6/11/2018	5/11/2019	6/11/2019	5/11/2028		4.98000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.96484%	Actual/360	52,221.00	Interest-only, Amortizing Balloon	Actual/360	120
34	Shady Park	8/30/2018	10/6/2018	9/6/2023	10/6/2023	9/6/2028		4.86000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.84484%	Actual/360	51,297.75	Interest-only, Amortizing Balloon	Actual/360	120
35	Courtyard by Marriott Deptford	9/19/2018	11/11/2018		11/11/2018	10/11/2028		5.48000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.46484%	Actual/360	66,615.55	Amortizing Balloon		120
36	1685 Monroe Avenue	8/23/2018	10/6/2018	9/6/2028		9/6/2028		5.46500%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.44984%	Actual/360	44,788.96	Interest-only, Balloon	Actual/360	120
37	Browning Business Center	7/19/2018	9/11/2018	8/11/2020	9/11/2020	8/11/2028		4.74500%	0.00194%	0.00740%	0.03500%	0.00050%	0.00032%	4.69984%	Actual/360	49,527.87	Interest-only, Amortizing Balloon	Actual/360	120
38	SPS Martinez - CA	8/29/2018	10/11/2018	9/11/2021	10/11/2021	9/11/2028		4.77000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.75484%	Actual/360	47,056.82	Interest-only, Amortizing Balloon	Actual/360	120
39	Jewel-Osco	8/23/2018	10/6/2018	9/6/2028		9/6/2028		5.42000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.40484%	Actual/360	39,382.82	Interest-only, Balloon	Actual/360	120
40	Chancellor Farms MHC	8/31/2018	10/11/2018		10/11/2018	9/11/2028		5.13000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.11484%	Actual/360	45,762.75	Amortizing Balloon		120
41	Centerpointe at Natomas Crossing	9/20/2018	11/6/2018		11/6/2018	10/6/2028		5.34000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.32484%	Actual/360	41,834.34	Amortizing Balloon		120
42	Indigo Corners	8/16/2018	10/6/2018	9/6/2020	10/6/2020	9/6/2028		4.95500%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.93984%	Actual/360	40,055.61	Interest-only, Amortizing Balloon	Actual/360	120
43	South Lake Center	8/23/2018	10/11/2018		10/11/2018	9/11/2028		4.78000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.76484%	Actual/360	39,259.28	Amortizing Balloon		120
44	Hampton Inn - Daytona-Ormond Beach	9/13/2018	11/6/2018		11/6/2018	10/6/2028		5.64000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.62484%	Actual/360	40,362.27	Amortizing Balloon		120
45	Academy Sports and USPS Portfolio	9/14/2018	11/6/2018	10/6/2019	11/6/2019	10/6/2028		5.52000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.50484%	Actual/360	39,377.88	Interest-only, Amortizing Balloon	Actual/360	120
45.01	Academy Sports
45.02	USPS
46	Jewel-Osco Oswego, IL	9/14/2018	11/11/2018	10/11/2028		10/11/2028		5.32000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.30484%	Actual/360	30,565.37	Interest-only, Balloon	Actual/360	120
47	Willowdaile Shopping Center	9/17/2018	11/6/2018		11/6/2018	10/6/2028		5.53000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.51484%	Actual/360	38,737.74	Amortizing Balloon		120
48	Shoppes at Stonecreek	7/27/2018	9/6/2018		9/6/2018	8/6/2028		5.11700%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.10184%	Actual/360	35,699.66	Amortizing Balloon		120
49	Holiday Inn Express - Tullahoma	8/16/2018	10/6/2018		10/6/2018	9/6/2028		4.83000%	0.00194%	0.00740%	0.05250%	0.00050%	0.00032%	4.76734%	Actual/360	34,221.21	Amortizing Balloon		120
50	Town View Retail Center	8/9/2018	9/11/2018		9/11/2018	8/11/2028		5.47000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.45484%	Actual/360	35,369.26	Amortizing Balloon		120
51	Pine Ridge MHC	8/14/2018	10/11/2018	9/11/2021	10/11/2021	9/11/2028		5.23000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.21484%	Actual/360	28,319.63	Interest-only, Amortizing Balloon	Actual/360	120
52	Amalie Meadows Apartments	9/13/2018	11/6/2018	10/6/2020	11/6/2020	10/6/2028		5.36000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.34484%	Actual/360	28,510.86	Interest-only, Amortizing Balloon	Actual/360	120
53	Island Oaks Apartments	9/12/2018	11/11/2018		11/11/2018	10/11/2028		5.28000%	0.00194%	0.00740%	0.06250%	0.00050%	0.00032%	5.20734%	Actual/360	27,703.16	Amortizing Balloon		120
54	UNICO Portfolio III	8/22/2018	10/11/2018	9/11/2028		9/11/2028		5.28000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.26484%	Actual/360	22,008.89	Interest-only, Balloon	Actual/360	120
54.01	DG - Davenport
54.02	DG - Jacksonville
54.03	FM - Navarre
54.04	DG - Midland
55	Hampton Inn - Vero Beach	9/13/2018	11/6/2018		11/6/2018	10/6/2028		5.38000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.36484%	Actual/360	26,613.44	Amortizing Balloon		120
56	Baseline Professional Park	9/20/2018	11/11/2018	10/11/2022	11/11/2022	10/11/2028		5.15000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.13484%	Actual/360	24,571.18	Interest-only, Amortizing Balloon	Actual/360	120
57	Northgate MHP	9/14/2018	11/11/2018		11/11/2018	10/11/2028		5.40000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.38484%	Actual/360	24,679.28	Amortizing Balloon		120
58	Lakeview Shopping Center	8/17/2018	10/6/2018		10/6/2018	9/6/2028		5.23000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.21484%	Actual/360	23,324.67	Amortizing Balloon		120
59	Highland Park Retail Center	9/17/2018	11/11/2018		11/11/2018	10/11/2028		5.00000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	4.98484%	Actual/360	17,715.11	Amortizing Balloon		120
60	Stewart MHP	6/21/2018	8/11/2018	7/11/2020	8/11/2020	7/11/2028		5.30000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.28484%	Actual/360	18,047.40	Interest-only, Amortizing Balloon	Actual/360	120
61	Walgreens Iowa	8/28/2018	10/6/2018	9/6/2023	10/6/2023	9/6/2028		5.15000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.13484%	Actual/360	17,472.84	Interest-only, Amortizing Balloon	Actual/360	120
62	Cahaba Mobile Estates	9/21/2018	11/11/2018		11/11/2018	10/11/2028		5.38000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.36484%	Actual/360	17,788.98	Amortizing Balloon		120
63	Shops at Tuscan Lakes II	8/2/2018	9/6/2018	8/6/2020	9/6/2020	8/6/2028		5.30700%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.29184%	Actual/360	17,505.79	Interest-only, Amortizing Balloon	Actual/360	120
64	Huebner Mini Storage	8/13/2018	10/6/2018	9/6/2028		9/6/2028		5.28000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.26484%	Actual/360	11,152.78	Interest-only, Balloon	Actual/360	120
65	Fort Lauderdale Shopping Center	9/21/2018	11/11/2018		11/11/2018	10/11/2028		5.45000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.43484%	Actual/360	13,975.23	Amortizing Balloon		120
66	Park West MHP	9/10/2018	10/11/2018		10/11/2018	9/11/2028		5.46000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.44484%	Actual/360	13,990.73	Amortizing Balloon		120
67	4901 Olde Towne Parkway	9/11/2018	10/11/2018		10/11/2018	9/11/2028		5.21000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.19484%	Actual/360	13,193.49	Amortizing Balloon		120
68	Allsafe SS & Retail	6/26/2018	8/11/2018	7/11/2019	8/11/2019	7/11/2028		5.47000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.45484%	Actual/360	13,157.37	Interest-only, Amortizing Balloon	Actual/360	120
69	Allied Wholesale	7/23/2018	9/11/2018	8/11/2020	9/11/2020	8/11/2028		5.28000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.26484%	Actual/360	11,358.30	Interest-only, Amortizing Balloon	Actual/360	120
70	3974 Amboy Road	9/12/2018	11/11/2018		11/11/2018	10/11/2028		5.83000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.81484%	Actual/360	11,061.01	Amortizing Balloon		120
71	Forest Valley MHC	6/29/2018	8/11/2018	7/11/2019	8/11/2019	7/11/2028		5.80000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.78484%	Actual/360	10,473.54	Interest-only, Amortizing Balloon	Actual/360	120
72	Frontier Urban Village	7/25/2018	9/11/2018	8/11/2028		8/11/2028		5.20000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.18484%	Actual/360	6,700.12	Interest-only, Balloon	Actual/360	120
73	Tratel Morro Bay	9/11/2018	10/11/2018	9/11/2028		9/11/2028		5.47000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.45484%	Actual/360	6,354.76	Interest-only, Balloon	Actual/360	120
74	Airlane Building	9/12/2018	11/11/2018		11/11/2018	10/11/2028		5.48000%	0.00194%	0.00740%	0.00500%	0.00050%	0.00032%	5.46484%	Actual/360	7,693.54	Amortizing Balloon		120

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(3)	Grace Period Default (Days)(4)	Grace Period Late (Days)	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry
1	Starwood Hotel Portfolio	119	120	119	0	0	1	L(11),GRTR 1% or YM(14),GRTR 1% or YM or D(88),O(7)	0	0	401,000,000	Various
1.01	Renaissance St. Louis Airport Hotel										50,100,000	7/2/2018
1.02	Renaissance Des Moines Savery Hotel										33,600,000	7/6/2018
1.03	Residence Inn St. Louis Downtown										31,800,000	7/12/2018
1.04	Doubletree Hotel West Palm Beach Airport										29,700,000	7/9/2018
1.05	Courtyard Gulfport Beachfront										22,600,000	7/10/2018
1.06	Fairfield Inn Atlanta Downtown										21,000,000	7/2/2018
1.07	Hotel Indigo Chicago Vernon Hills										19,300,000	7/9/2018
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale										17,300,000	7/9/2018
1.09	Holiday Inn & Suites Green Bay Stadium										16,900,000	7/8/2018
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area										15,500,000	7/9/2018
1.11	Hilton Garden Inn Wichita										13,500,000	7/3/2018
1.12	Courtyard Norman										11,600,000	7/2/2018
1.13	Springhill Suites Scranton Wilkes Barre										11,100,000	7/3/2018
1.14	Courtyard Salisbury										10,700,000	7/6/2018
1.15	Homewood Suites St. Louis Riverport Airport West										10,600,000	7/12/2018
1.16	Residence Inn Rocky Mount										10,600,000	7/11/2018
1.17	Hampton Inn and Suites Wichita Northeast										10,100,000	7/3/2018
1.18	Residence Inn Salisbury										10,000,000	7/11/2018
1.19	Courtyard Rocky Mount										8,100,000	7/11/2018
1.20	Springhill Suites Wichita East at Plazzio										8,000,000	7/3/2018
1.21	Residence Inn Wichita East at Plazzio										8,000,000	7/3/2018
1.22	Hampton Inn Oklahoma City Northwest										7,600,000	7/2/2018
2	Aventura Mall	117	120	117	0	0	3	L(27),D(86),O(7)	0	0	3,450,000,000	4/16/2018
3	Christiana Mall	118	120	118	0	0	2	L(26),D(87),O(7)	0, 1 grace period of 1 day once every 12 month period	0	1,040,000,000	6/5/2018
4	Showcase II	115	120	115	0	0	5	L(29),D(87),O(4)	0	5	237,000,000	4/1/2019
5	Virginia Beach Hotel Portfolio	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	130,400,000	Various
5.01	Hilton Virginia Beach Oceanfront										84,800,000	7/23/2018
5.02	Hilton Garden Inn Virginia Beach Oceanfront										45,600,000	8/1/2019
6	Holiday Inn FiDi	120	120	120	0	0	0	L(24),D(91),O(5)	0	0	233,000,000	7/26/2018
7	Lower Makefield Corporate Center - North	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	42,200,000	7/20/2018
8	2747 Park Boulevard	119	60	60	360	360	0	GRTR 1% or YM(24),GRTR 1% or YM or D(88),O(7)	0	0	69,000,000	7/13/2018
9	Meridian at North	119	36	35	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	42,400,000	1/31/2018
10	Ellsworth Place	118	36	34	360	360	2	L(23),GRTR 1% or YM(90),O(7)	0	0	95,900,000	6/21/2018
11	Triyar Portfolio II	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	28,110,000	Various
11.01	Jackson										11,500,000	6/25/2018
11.02	Kilgore										8,300,000	6/20/2018
11.03	Norwich										4,000,000	6/19/2018
11.04	Ottawa										2,610,000	6/15/2018
11.05	Oglesby										1,700,000	6/15/2018
12	Indian Hills Senior Community	119	60	59	360	360	1	L(25),D(90),O(5)	0	0	80,000,000	6/1/2018
13	Boca Village Corporate Center	120	120	120	0	0	0	L(24),D(89),O(7)	5	0	40,400,000	8/1/2018
14	Embassy Suites Overland Park	120	0	0	360	360	0	L(24),GRTR 1% or YM or D(91),O(5)	0	5	31,300,000	7/25/2019
15	Christenbury Corners	117	36	33	360	360	3	L(27),D(89),O(4)	0	0	27,100,000	4/25/2018
16	Vista Centre Shoppes	119	60	59	360	360	1	L(25),D(88),O(7)	0	5	32,000,000	7/12/2018
17	Airport Square - NV	119	60	59	360	360	1	L(25),D(88),O(7)	0	0	25,800,000	7/18/2018
18	Schuyler Commons	117	60	57	360	360	3	L(27),D(89),O(4)	0	0	26,000,000	5/9/2018
19	26-49 96th Street	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	28,900,000	6/1/2018
20	438 Summit Avenue	120	120	120	0	0	0	L(24),D(92),O(4)	0	5	35,400,000	6/15/2018
21	Camden Oakes	119	0	0	480	479	1	L(25),D(92),O(3)	0	0	22,600,000	7/23/2018
22	Allen Central Market	119	0	0	360	359	1	L(24),GRTR 1% or YM(89),O(7)	0	10	28,270,000	7/19/2018
23	Four Points by Sheraton Miami Airport	60	24	23	360	360	1	L(25),D(32),O(4)	0	5	23,400,000	6/11/2019
24	Fairfield Oakes	118	60	58	360	360	2	L(26),D(91),O(3)	0	0	19,700,000	6/14/2018
25	UA Roseville	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	20,100,000	7/17/2018
26	1400 Fifth Avenue	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	22,000,000	6/20/2018
27	4645 Live Oak Street	59	60	59	0	0	1	L(25),D(30),O(5)	0	0	18,300,000	8/8/2018
28	Batavia Founders	120	0	0	360	360	0	L(24),D(92),O(4)	0	5	15,850,000	5/24/2018
29	Atlanta Cold Storage	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	16,775,000	8/1/2018
29.01	Lithonia										10,875,000	8/1/2018
29.02	Phillip Lee										5,900,000	8/1/2018
30	Frisco Medical Office Building and Terramont Village Shopping Center	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	19,100,000	Various
30.01	Frisco Medical Office Building										10,300,000	7/17/2018
30.02	Terramont Village Shopping Center										8,800,000	7/14/2018
31	Skyline Village	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	33,460,000	6/4/2018
32	Oak Lane MHC	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	13,600,000	7/12/2018
33	Hurricane Creek Village	115	12	7	360	360	5	L(29),D(87),O(4)	0	0	14,960,000	4/22/2018
34	Shady Park	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	16,100,000	8/1/2018
35	Courtyard by Marriott Deptford	120	0	0	240	240	0	L(24),D(93),O(3)	0	0	17,400,000	8/24/2018
36	1685 Monroe Avenue	119	120	119	0	0	1	L(25),D(88),O(7)	0	0	14,900,000	7/30/2018
37	Browning Business Center	118	24	22	360	360	2	L(26),D(90),O(4)	0	0	14,000,000	6/7/2018
38	SPS Martinez - CA	119	36	35	360	360	1	L(25),GRTR 1% or YM or D(88),O(7)	0	0	16,000,000	7/25/2018
39	Jewel-Osco	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	13,200,000	7/3/2018
40	Chancellor Farms MHC	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	11,380,000	7/13/2018
41	Centerpointe at Natomas Crossing	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	11,100,000	7/20/2018
42	Indigo Corners	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	10,700,000	7/20/2018
43	South Lake Center	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	0	23,100,000	7/17/2018
44	Hampton Inn - Daytona-Ormond Beach	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	11,000,000	7/30/2018
45	Academy Sports and USPS Portfolio	120	12	12	360	360	0	L(24),D(92),O(4)	0	0	11,525,000	Various
45.01	Academy Sports										9,225,000	7/30/2018
45.02	USPS										2,300,000	7/28/2018
46	Jewel-Osco Oswego, IL	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	11,400,000	7/26/2018
47	Willowdaile Shopping Center	120	0	0	360	360	0	L(24),D(89),O(7)	0	0	10,000,000	6/28/2018
48	Shoppes at Stonecreek	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	8,750,000	6/14/2018
49	Holiday Inn Express - Tullahoma	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	10,400,000	6/18/2018
50	Town View Retail Center	118	0	0	360	358	2	L(26),D(88),O(6)	0	0	8,800,000	6/1/2018
51	Pine Ridge MHC	119	36	35	360	360	1	L(25),D(92),O(3)	0	0	9,000,000	7/2/2018
52	Amalie Meadows Apartments	120	24	24	360	360	0	L(23),GRTR 1% or YM(93),O(4)	0	0	7,750,000	2/20/2019
53	Island Oaks Apartments	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	6,675,000	7/26/2018
54	UNICO Portfolio III	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	7,590,000	Various
54.01	DG - Davenport										2,250,000	7/13/2018
54.02	DG - Jacksonville										2,000,000	7/12/2018
54.03	FM - Navarre										1,800,000	7/12/2018
54.04	DG - Midland										1,540,000	7/14/2018
55	Hampton Inn - Vero Beach	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	8,200,000	7/30/2018
56	Baseline Professional Park	120	48	48	360	360	0	L(24),D(90),O(6)	0	0	7,000,000	8/17/2018
57	Northgate MHP	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	7,400,000	7/3/2018
58	Lakeview Shopping Center	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	6,600,000	7/9/2018
59	Highland Park Retail Center	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	5,090,000	11/1/2018
60	Stewart MHP	117	24	21	360	360	3	L(27),D(90),O(3)	0	0	4,650,000	5/21/2018
61	Walgreens Iowa	119	60	59	360	360	1	L(25),D(90),O(5)	0	0	5,170,000	7/26/2018
62	Cahaba Mobile Estates	120	0	0	360	360	0	L(24),GRTR 1% or YM(95),O(1)	0	0	4,270,000	6/25/2018
63	Shops at Tuscan Lakes II	118	24	22	360	360	2	L(26),D(90),O(4)	0	3	4,400,000	4/18/2018
64	Huebner Mini Storage	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	4,320,000	6/16/2018
65	Fort Lauderdale Shopping Center	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	5,600,000	8/10/2018
66	Park West MHP	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	3,700,000	7/5/2018
67	4901 Olde Towne Parkway	119	0	0	360	359	1	L(25),D(90),O(5)	0	0	3,200,000	7/12/2018
68	Allsafe SS & Retail	117	12	9	360	360	3	L(27),D(90),O(3)	0	0	3,330,000	5/25/2018
69	Allied Wholesale	118	24	22	360	360	2	L(26),D(91),O(3)	0	0	3,150,000	5/4/2018
70	3974 Amboy Road	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	2,700,000	5/23/2018
71	Forest Valley MHC	117	12	9	360	360	3	L(27),D(90),O(3)	0	0	2,380,000	6/5/2018
72	Frontier Urban Village	118	120	118	0	0	2	L(26),D(91),O(3)	0	0	3,070,000	5/3/2018
73	Tratel Morro Bay	119	120	119	0	0	1	L(25),D(89),O(6)	0	0	2,750,000	8/3/2018
74	Airlane Building	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	1,940,000	6/18/2018

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(6)	U/W NCF DSCR (x)(6)	Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(5)(6)	Cut-off Date U/W NOI Debt Yield(6)	Cut-off Date U/W NCF Debt Yield(6)	U/W Revenues ($)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)(7)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period
1	Starwood Hotel Portfolio		2.40	2.07	66.1%	66.1%	12.5%	10.8%	106,614,582	73,391,622	33,222,960	4,564,469	0	28,658,491	72.5%	5/31/2018	120	87	TTM 5/31/2018
1.01	Renaissance St. Louis Airport Hotel								18,340,705	13,943,902	4,396,803	916,666	0	3,480,137	70.5%	5/31/2018	125	88	TTM 5/31/2018
1.02	Renaissance Des Moines Savery Hotel								11,907,023	8,638,437	3,268,586	595,351	0	2,673,235	0.0%	5/31/2018	171	111	NAV
1.03	Residence Inn St. Louis Downtown								7,220,742	4,549,955	2,670,787	288,830	0	2,381,957	75.5%	5/31/2018	135	102	TTM 5/31/2018
1.04	Doubletree Hotel West Palm Beach Airport								7,865,081	4,534,282	3,330,799	314,502	0	3,016,297	87.7%	5/31/2018	129	113	TTM 5/31/2018
1.05	Courtyard Gulfport Beachfront								5,008,785	3,381,853	1,626,932	198,385	0	1,428,547	65.7%	5/31/2018	118	77	TTM 5/31/2018
1.06	Fairfield Inn Atlanta Downtown								6,033,534	4,378,312	1,655,222	241,387	0	1,413,835	69.5%	5/31/2018	138	96	TTM 5/31/2018
1.07	Hotel Indigo Chicago Vernon Hills								3,994,581	2,543,167	1,451,414	159,778	0	1,291,636	68.4%	5/31/2018	117	80	TTM 5/31/2018
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale								4,168,157	2,568,997	1,599,160	166,653	0	1,432,507	70.8%	5/31/2018	122	86	TTM 5/31/2018
1.09	Holiday Inn & Suites Green Bay Stadium								3,999,663	2,524,693	1,474,970	159,999	0	1,314,971	72.1%	5/31/2018	117	84	TTM 5/31/2018
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area								3,966,386	2,584,454	1,381,932	158,653	0	1,223,279	77.5%	5/31/2018	105	82	TTM 5/31/2018
1.11	Hilton Garden Inn Wichita								4,029,691	2,670,325	1,359,366	161,186	0	1,198,180	78.5%	5/31/2018	127	100	TTM 5/31/2018
1.12	Courtyard Norman								2,858,581	1,916,415	942,166	114,343	0	827,823	65.4%	5/31/2018	99	65	TTM 5/31/2018
1.13	Springhill Suites Scranton Wilkes Barre								2,982,337	2,033,991	948,346	119,294	0	829,052	73.9%	5/31/2018	107	79	TTM 5/31/2018
1.14	Courtyard Salisbury								2,904,462	2,152,022	752,440	116,084	0	636,356	66.1%	5/31/2018	109	72	TTM 5/31/2018
1.15	Homewood Suites St. Louis Riverport Airport West								3,358,281	2,561,956	796,325	134,315	0	662,010	76.3%	5/31/2018	115	88	TTM 5/31/2018
1.16	Residence Inn Rocky Mount								2,390,947	1,511,088	879,859	95,637	0	784,222	72.7%	5/31/2018	111	81	TTM 5/31/2018
1.17	Hampton Inn and Suites Wichita Northeast								3,049,146	2,028,476	1,020,670	121,966	0	898,704	72.1%	5/31/2018	112	81	TTM 5/31/2018
1.18	Residence Inn Salisbury								2,434,461	1,751,456	683,005	97,346	0	585,659	77.0%	5/31/2018	102	78	TTM 5/31/2018
1.19	Courtyard Rocky Mount								2,491,710	1,777,298	714,412	99,685	0	614,727	67.6%	5/31/2018	102	69	TTM 5/31/2018
1.20	Springhill Suites Wichita East at Plazzio								2,522,354	1,792,831	729,523	100,894	0	628,629	69.1%	5/31/2018	96	67	TTM 5/31/2018
1.21	Residence Inn Wichita East at Plazzio								2,672,364	1,829,038	843,326	106,904	0	736,422	73.3%	5/31/2018	105	77	TTM 5/31/2018
1.22	Hampton Inn Oklahoma City Northwest								2,415,590	1,718,674	696,916	96,612	0	600,304	70.3%	5/31/2018	96	68	TTM 5/31/2018
2	Aventura Mall		2.63	2.58	40.8%	40.8%	11.0%	10.8%	185,479,647	30,620,668	154,858,979	243,502	3,043,770	151,571,708	92.8%	2/14/2018			TTM 3/31/2018
3	Christiana Mall		3.19	3.15	32.5%	32.5%	13.8%	13.6%	56,260,022	9,514,932	46,745,090	106,754	533,772	46,104,564	98.3%	5/31/2018			TTM 5/31/2018
4	Showcase II		1.64	1.62	54.0%	54.0%	8.1%	8.0%	11,287,376	890,855	10,396,521	11,180	82,912	10,302,429	100.0%	7/1/2018			NAV
5	Virginia Beach Hotel Portfolio		2.05	1.84	69.0%	59.6%	13.1%	11.8%	30,113,592	18,324,515	11,789,077	1,204,544	0	10,584,533	76.0%	5/31/2018	206	150	TTM 5/31/2018
5.01	Hilton Virginia Beach Oceanfront								20,016,328	12,352,214	7,664,114	800,653	0	6,863,461	75.7%	5/31/2018	214	152	TTM 5/31/2018
5.02	Hilton Garden Inn Virginia Beach Oceanfront								10,097,264	5,972,301	4,124,963	403,891	0	3,721,073	76.6%	5/31/2018	192	147	TTM 5/31/2018
6	Holiday Inn FiDi		2.73	2.47	37.3%	37.3%	14.2%	12.8%	30,047,207	17,696,201	12,351,006	1,201,888	0	11,149,117	92.5%	6/30/2018	178	164	TTM 6/30/2018
7	Lower Makefield Corporate Center - North		1.86	1.71	69.1%	63.4%	11.5%	10.6%	5,506,365	2,152,218	3,354,147	38,037	237,729	3,078,382	86.2%	7/13/2018			TTM 6/30/2018
8	2747 Park Boulevard		2.49	2.42	37.7%	34.4%	14.7%	14.3%	4,658,286	848,118	3,810,169	7,224	97,236	3,705,709	100.0%	10/1/2018			NAV
9	Meridian at North		1.74	1.53	61.1%	54.2%	11.3%	10.0%	5,301,791	2,369,839	2,931,952	83,627	268,179	2,580,147	100.0%	6/1/2018			TTM 5/31/2018
10	Ellsworth Place		1.56	1.46	71.9%	63.7%	10.0%	9.4%	10,153,983	3,226,042	6,927,941	86,940	330,370	6,510,631	91.6%	7/1/2018			TTM 5/31/2018
11	Triyar Portfolio II		1.68	1.51	72.1%	58.9%	12.1%	10.9%	3,260,764	804,210	2,456,554	81,880	163,760	2,210,914	100.0%	Various			NAV
11.01	Jackson								1,223,307	227,770	995,537	37,795	75,590	882,152	100.0%	7/1/2018			NAV
11.02	Kilgore								998,947	264,323	734,624	14,508	29,017	691,099	100.0%	10/1/2018			NAV
11.03	Norwich								464,577	109,976	354,600	13,993	27,985	312,623	100.0%	7/1/2018			NAV
11.04	Ottawa								374,812	142,538	232,273	9,225	18,450	204,598	100.0%	10/1/2018			NAV
11.05	Oglesby								199,122	59,603	139,520	6,359	12,719	120,442	100.0%	10/1/2018			NAV
12	Indian Hills Senior Community		1.38	1.26	64.2%	59.3%	9.0%	8.2%	10,566,417	5,944,870	4,621,547	393,000	0	4,228,547	93.1%	8/2/2018			TTM 6/30/2018
13	Boca Village Corporate Center		2.86	2.75	50.1%	50.1%	12.6%	12.1%	3,931,868	1,371,465	2,560,402	21,723	80,121	2,458,558	90.3%	9/4/2018			TTM 7/31/2018
14	Embassy Suites Overland Park		1.92	1.70	60.7%	50.5%	12.9%	11.4%	7,195,954	4,745,112	2,450,842	287,838	0	2,163,004	73.6%	6/30/2018	131	97	TTM 6/30/2018
15	Christenbury Corners		1.46	1.42	68.3%	60.5%	9.4%	9.2%	2,271,905	526,508	1,745,397	10,795	39,988	1,694,614	100.0%	4/27/2018			TTM 7/31/2018
16	Vista Centre Shoppes		1.58	1.54	56.3%	51.8%	10.1%	9.8%	2,523,998	705,721	1,818,278	14,720	31,408	1,772,150	89.8%	6/1/2018			TTM 6/30/2018
17	Airport Square - NV		1.98	1.83	65.9%	60.6%	12.5%	11.6%	2,797,063	665,316	2,131,747	58,946	106,815	1,965,986	86.5%	8/27/2018			TTM 6/30/2018
18	Schuyler Commons		1.33	1.33	64.6%	59.4%	8.3%	8.3%	2,487,516	1,091,814	1,395,702	36,000	-36,000	1,395,702	94.4%	5/31/2018			TTM 4/30/2018
19	26-49 96th Street		1.28	1.26	54.7%	54.7%	7.1%	6.9%	1,601,177	486,308	1,114,869	17,250	0	1,097,619	100.0%	7/26/2018			Annualized 3 7/31/2018
20	438 Summit Avenue		3.57	3.32	43.8%	43.8%	16.4%	15.3%	3,827,521	1,284,038	2,543,483	24,752	154,700	2,364,031	100.0%	10/1/2018			TTM 6/30/2018
21	Camden Oakes		1.50	1.47	68.5%	62.1%	8.6%	8.4%	1,995,695	664,479	1,331,216	27,500	0	1,303,716	97.3%	8/14/2018			Annualized 3 7/31/2018
22	Allen Central Market		1.52	1.44	51.2%	42.5%	10.1%	9.6%	2,087,044	626,845	1,460,199	19,458	54,484	1,386,257	86.0%	7/17/2018			TTM 6/30/2018
23	Four Points by Sheraton Miami Airport		1.84	1.62	58.8%	56.4%	12.7%	11.1%	5,268,279	3,525,596	1,742,683	210,731	0	1,531,952	83.2%	7/31/2018	124	105	TTM 7/31/2018
24	Fairfield Oakes		1.34	1.31	68.5%	63.2%	8.6%	8.5%	1,738,297	571,539	1,166,758	25,500	0	1,141,258	94.1%	7/17/2018			Annualized 3 4/30/2018
25	UA Roseville		1.62	1.57	64.9%	53.7%	10.6%	10.3%	1,545,773	161,050	1,384,723	4,720	34,556	1,345,447	100.0%	10/1/2018			Annualized 6 6/30/2018
26	1400 Fifth Avenue		1.69	1.60	55.9%	55.9%	8.6%	8.1%	1,238,357	185,881	1,052,477	5,089	48,271	999,117	98.0%	5/4/2017			TTM 7/31/2018
27	4645 Live Oak Street		1.73	1.69	64.2%	64.2%	8.7%	8.5%	1,487,321	469,673	1,017,648	20,750	0	996,898	100.0%	8/1/2018			TTM 6/30/2018
28	Batavia Founders		1.42	1.28	74.1%	61.9%	9.7%	8.7%	1,697,566	561,824	1,135,742	32,783	81,660	1,021,299	96.8%	7/23/2018			TTM 5/31/2018
29	Atlanta Cold Storage		1.89	1.73	65.0%	56.0%	11.9%	11.0%	1,603,183	302,438	1,300,745	35,208	71,171	1,194,365	100.0%	8/3/2018			TTM 5/31/2018
29.01	Lithonia								1,045,608	199,214	846,394	24,162	47,596	774,636	100.0%	8/3/2018			TTM 5/31/2018
29.02	Phillip Lee								557,575	103,224	454,351	11,047	23,575	419,729	100.0%	8/3/2018			TTM 5/31/2018
30	Frisco Medical Office Building and Terramont Village Shopping Center		2.03	1.89	55.2%	55.2%	10.0%	9.3%	1,545,918	493,459	1,052,459	8,648	62,561	981,252	87.2%	7/12/2018			TTM 6/30/2018
30.01	Frisco Medical Office Building								683,544	232,478	451,066	4,982	29,669	416,415	74.7%	6/27/2018			TTM 6/30/2018
30.02	Terramont Village Shopping Center								862,375	260,980	601,395	3,666	32,892	564,837	100.0%	6/27/2018			TTM 6/30/2018
31	Skyline Village		1.64	1.54	74.1%	65.7%	10.6%	9.9%	3,167,797	537,900	2,629,897	28,558	134,852	2,466,487	97.9%	6/1/2018			TTM 5/31/2018
32	Oak Lane MHC		1.32	1.30	71.8%	59.3%	8.6%	8.5%	1,470,284	627,489	842,795	11,200	0	831,595	97.3%	6/1/2018			TTM 7/31/2018
33	Hurricane Creek Village		1.49	1.41	65.2%	55.0%	9.6%	9.1%	1,150,189	218,838	931,350	7,929	39,646	883,776	97.1%	6/30/2018			TTM 6/30/2018
34	Shady Park		1.36	1.34	60.3%	55.5%	8.6%	8.5%	1,303,989	465,988	838,001	15,200	0	822,801	99.3%	8/14/2018			TTM 7/31/2018
35	Courtyard by Marriott Deptford		1.71	1.52	55.7%	35.8%	14.1%	12.6%	3,687,648	2,321,639	1,366,009	147,506	0	1,218,503	69.9%	8/31/2018	122	85	TTM 8/31/2018
36	1685 Monroe Avenue		1.25	1.24	65.1%	65.1%	6.9%	6.9%	797,494	125,539	671,956	7,350	0	664,606	100.0%	7/22/2018			Annualized 3 6/30/2018
37	Browning Business Center		2.38	2.12	67.9%	58.3%	14.9%	13.2%	2,430,352	1,015,069	1,415,283	36,320	121,518	1,257,445	89.8%	5/31/2018			TTM 5/31/2018
38	SPS Martinez - CA		1.79	1.78	56.3%	49.5%	11.3%	11.2%	1,408,683	396,026	1,012,657	5,927	0	1,006,729	95.6%	7/31/2018			TTM 7/31/2018
39	Jewel-Osco		1.51	1.51	65.2%	65.2%	8.3%	8.3%	733,740	22,012	711,728	0	0	711,728	100.0%	10/1/2018			NAV
40	Chancellor Farms MHC		1.33	1.30	73.7%	60.9%	8.7%	8.5%	1,269,239	539,249	729,990	14,200	0	715,790	92.6%	8/13/2018			TTM 7/31/2018
41	Centerpointe at Natomas Crossing		1.53	1.38	67.6%	56.2%	10.3%	9.2%	1,202,087	432,206	769,882	8,025	68,765	693,092	91.8%	8/31/2018			TTM 7/31/2018
42	Indigo Corners		1.48	1.36	70.1%	60.6%	9.5%	8.7%	978,862	268,536	710,326	11,996	43,059	655,270	89.5%	7/30/2018			TTM 7/31/2018
43	South Lake Center		2.39	2.34	32.4%	26.5%	15.0%	14.7%	1,560,624	436,433	1,124,191	4,322	19,645	1,100,224	100.0%	6/25/2018			TTM 5/31/2018
44	Hampton Inn - Daytona-Ormond Beach		1.93	1.71	63.6%	53.4%	13.4%	11.9%	2,657,603	1,721,550	936,053	106,304	0	829,749	75.9%	7/31/2018	113	85	TTM 7/31/2018
45	Academy Sports and USPS Portfolio		1.61	1.54	60.0%	51.4%	11.0%	10.5%	777,995	18,477	759,518	10,505	21,010	728,004	100.0%	10/1/2018			Actual 2017
45.01	Academy Sports								632,263	13,718	618,545	9,441	18,882	590,221	100.0%	10/1/2018			Actual 2017
45.02	USPS								145,732	4,759	140,973	1,063	2,126	137,783	100.0%	10/1/2018			Actual 2017
46	Jewel-Osco Oswego, IL		1.70	1.70	59.6%	59.6%	9.2%	9.2%	631,027	6,310	624,717	0	0	624,717	100.0%	10/1/2018			NAV
47	Willowdaile Shopping Center		1.42	1.31	68.0%	56.9%	9.7%	9.0%	1,005,631	345,838	659,793	13,983	36,052	609,758	87.7%	8/15/2018			TTM 5/31/2018
48	Shoppes at Stonecreek		1.42	1.33	74.8%	61.9%	9.3%	8.7%	961,681	352,071	609,610	8,975	29,567	571,068	96.3%	8/23/2018			TTM 5/31/2018
49	Holiday Inn Express - Tullahoma		2.51	2.27	62.4%	51.1%	15.9%	14.4%	2,525,666	1,493,018	1,032,648	101,027	0	931,621	76.1%	6/30/2018	112	85	TTM 6/30/2018
50	Town View Retail Center		1.72	1.39	70.9%	59.3%	11.7%	9.5%	1,149,048	420,128	728,920	36,849	102,124	589,947	97.5%	6/11/2018			TTM 5/31/2018
51	Pine Ridge MHC		1.38	1.36	57.1%	50.8%	9.1%	9.0%	702,536	232,896	469,640	6,300	0	463,340	92.1%	7/11/2018			TTM 6/30/2018
52	Amalie Meadows Apartments		1.51	1.44	65.8%	57.4%	10.1%	9.7%	913,018	397,768	515,251	22,000	0	493,251	85.2%	8/20/2018			TTM 7/31/2018
53	Island Oaks Apartments		1.55	1.52	74.9%	62.1%	10.3%	10.1%	734,359	217,940	516,420	10,584	0	505,836	96.4%	9/6/2018			TTM 7/31/2018
54	UNICO Portfolio III		1.62	1.61	65.0%	65.0%	8.7%	8.6%	507,446	79,634	427,811	3,545	0	424,267	100.0%	10/1/2018			NAV
54.01	DG - Davenport								152,197	29,328	122,869	900	0	121,969	100.0%	10/1/2018			NAV
54.02	DG - Jacksonville								135,290	21,517	113,773	903	0	112,871	100.0%	10/1/2018			NAV
54.03	FM - Navarre								120,879	21,683	99,196	832	0	98,364	100.0%	10/1/2018			NAV
54.04	DG - Midland								99,079	7,107	91,973	910	0	91,063	100.0%	10/1/2018			NAV
55	Hampton Inn - Vero Beach		2.23	1.96	57.9%	48.2%	15.0%	13.2%	2,087,176	1,376,589	710,587	83,487	0	627,100	87.6%	7/31/2018	110	90	TTM 7/31/2018
56	Baseline Professional Park		1.56	1.30	64.3%	58.3%	10.2%	8.5%	619,487	158,932	460,554	7,666	71,050	381,838	97.0%	7/13/2018			Annualized 7 7/31/2018
57	Northgate MHP		1.38	1.34	59.4%	49.5%	9.3%	9.0%	865,674	455,732	409,942	14,200	0	395,742	84.9%	7/31/2018			TTM 6/30/2018
58	Lakeview Shopping Center		1.89	1.74	59.0%	44.6%	13.6%	12.5%	831,717	302,983	528,734	7,389	33,586	487,759	84.2%	6/20/2018			TTM 6/30/2018
59	Highland Park Retail Center		1.41	1.32	64.8%	53.3%	9.1%	8.5%	436,963	137,015	299,949	1,520	17,092	281,337	100.0%	8/16/2018			Annualized 7 7/31/2018
60	Stewart MHP		1.38	1.35	69.9%	60.9%	9.2%	9.0%	501,444	203,446	297,998	6,150	0	291,848	95.9%	6/10/2018			TTM 5/31/2018
61	Walgreens Iowa		1.50	1.50	61.9%	57.2%	9.8%	9.8%	321,440	6,429	315,011	0	0	315,011	100.0%	10/1/2018			NAV
62	Cahaba Mobile Estates		1.39	1.35	74.4%	61.9%	9.3%	9.1%	638,610	342,595	296,015	7,850	0	288,165	93.6%	7/9/2018			TTM 7/31/2018
63	Shops at Tuscan Lakes II		1.41	1.32	71.6%	62.4%	9.4%	8.8%	419,959	124,739	295,220	1,732	15,469	278,019	100.0%	3/1/2018			TTM 3/31/2018
64	Huebner Mini Storage		1.76	1.73	57.9%	57.9%	9.4%	9.3%	454,689	218,514	236,175	4,785	0	231,390	85.7%	6/30/2018			TTM 5/31/2018
65	Fort Lauderdale Shopping Center		1.42	1.30	44.2%	36.9%	9.6%	8.8%	390,731	151,971	238,760	2,408	18,975	217,377	100.0%	8/23/2018			TTM 6/30/2018
66	Park West MHP		1.39	1.35	66.8%	55.8%	9.4%	9.1%	463,614	230,166	233,448	7,550	0	225,898	80.1%	7/18/2018			TTM 6/30/2018
67	4901 Olde Towne Parkway		1.73	1.63	74.9%	62.1%	11.4%	10.8%	459,361	185,404	273,957	5,230	10,181	258,546	100.0%	8/1/2018			TTM 6/30/2018
68	Allsafe SS & Retail		1.50	1.43	69.8%	59.7%	10.2%	9.7%	409,739	172,739	237,001	7,823	4,000	225,178	98.1%	8/3/2018			TTM 4/30/2018
69	Allied Wholesale		1.54	1.41	65.1%	56.7%	10.2%	9.4%	290,643	80,846	209,797	4,946	12,642	192,209	100.0%	10/1/2018			NAV
70	3974 Amboy Road		1.44	1.30	69.6%	58.7%	10.2%	9.2%	353,755	162,927	190,828	2,867	15,408	172,553	100.0%	8/1/2018			TTM 6/30/2018
71	Forest Valley MHC		1.43	1.39	75.0%	64.8%	10.0%	9.8%	347,275	168,059	179,216	4,200	0	175,016	83.3%	6/1/2018			TTM 5/31/2018
72	Frontier Urban Village		1.85	1.81	49.7%	49.7%	9.7%	9.5%	256,842	108,405	148,437	2,950	0	145,487	95.6%	9/6/2018			TTM 5/31/2018
73	Tratel Morro Bay		1.88	1.84	50.0%	50.0%	10.4%	10.2%	281,138	138,055	143,082	2,550	0	140,532	100.0%	6/12/2018			Annualized 3 3/16/2018
74	Airlane Building		1.67	1.61	70.0%	58.4%	11.4%	11.0%	221,999	67,490	154,509	3,146	2,477	148,886	100.0%	9/4/2018			TTM 7/31/2018

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)
1	Starwood Hotel Portfolio	94,707,559	64,753,185	29,954,374	0	29,954,374	117	85	Actual 2017	93,391,528	63,914,410	29,477,118	0	29,477,118	116	84	Actual 2016	92,515,295	63,143,112
1.01	Renaissance St. Louis Airport Hotel	18,340,705	13,943,902	4,396,803	0	4,396,803	125	88	Actual 2017	18,324,277	14,008,269	4,316,008	0	4,316,008	124	89	Actual 2016	17,795,311	13,634,768
1.02	Renaissance Des Moines Savery Hotel	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.03	Residence Inn St. Louis Downtown	7,220,742	4,549,955	2,670,787	0	2,670,787	135	102	Actual 2017	7,438,018	4,521,625	2,916,393	0	2,916,393	137	105	Actual 2016	7,532,220	4,424,445
1.04	Doubletree Hotel West Palm Beach Airport	7,865,081	4,534,282	3,330,799	0	3,330,799	129	113	Actual 2017	7,320,304	4,414,847	2,905,457	0	2,905,457	119	105	Actual 2016	6,462,287	4,120,824
1.05	Courtyard Gulfport Beachfront	5,008,785	3,381,853	1,626,932	0	1,626,932	118	77	Actual 2017	4,964,644	3,364,283	1,600,361	0	1,600,361	116	77	Actual 2016	5,201,110	3,558,484
1.06	Fairfield Inn Atlanta Downtown	6,033,534	4,378,312	1,655,222	0	1,655,222	138	96	Actual 2017	5,682,298	4,194,924	1,487,374	0	1,487,374	134	90	Actual 2016	5,558,141	4,326,533
1.07	Hotel Indigo Chicago Vernon Hills	3,994,581	2,543,167	1,451,414	0	1,451,414	117	80	Actual 2017	3,965,649	2,522,569	1,443,080	0	1,443,080	116	79	Actual 2016	3,910,722	2,480,037
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	4,168,157	2,568,997	1,599,160	0	1,599,160	122	86	Actual 2017	4,327,833	2,479,540	1,848,293	0	1,848,293	126	90	Actual 2016	4,258,536	2,486,367
1.09	Holiday Inn & Suites Green Bay Stadium	3,999,663	2,524,693	1,474,970	0	1,474,970	117	84	Actual 2017	3,982,719	2,509,991	1,472,728	0	1,472,728	120	84	Actual 2016	4,095,374	2,614,133
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area	3,966,386	2,584,454	1,381,932	0	1,381,932	105	82	Actual 2017	3,853,245	2,524,729	1,328,516	0	1,328,516	104	79	Actual 2016	3,995,717	2,449,666
1.11	Hilton Garden Inn Wichita	4,029,691	2,670,325	1,359,366	0	1,359,366	127	100	Actual 2017	3,868,305	2,629,420	1,238,885	0	1,238,885	127	96	Actual 2016	3,896,365	2,675,029
1.12	Courtyard Norman	2,858,581	1,916,415	942,166	0	942,166	99	65	Actual 2017	2,740,942	1,836,858	904,084	0	904,084	100	63	Actual 2016	2,608,716	1,710,744
1.13	Springhill Suites Scranton Wilkes Barre	2,982,337	2,033,991	948,346	0	948,346	107	79	Actual 2017	2,933,685	2,016,030	917,655	0	917,655	106	78	Actual 2016	2,718,138	1,876,615
1.14	Courtyard Salisbury	2,904,462	2,152,022	752,440	0	752,440	109	72	Actual 2017	2,869,168	2,105,336	763,832	0	763,832	108	71	Actual 2016	3,148,273	2,174,763
1.15	Homewood Suites St. Louis Riverport Airport West	3,358,281	2,561,956	796,325	0	796,325	115	88	Actual 2017	3,240,355	2,554,929	685,426	0	685,426	115	84	Actual 2016	3,095,156	2,459,925
1.16	Residence Inn Rocky Mount	2,390,947	1,511,088	879,859	0	879,859	111	81	Actual 2017	2,344,882	1,468,042	876,840	0	876,840	111	80	Actual 2016	2,062,299	1,400,544
1.17	Hampton Inn and Suites Wichita Northeast	3,049,146	2,028,476	1,020,670	0	1,020,670	112	81	Actual 2017	3,064,633	2,060,936	1,003,697	0	1,003,697	113	81	Actual 2016	3,150,231	2,121,669
1.18	Residence Inn Salisbury	2,434,461	1,751,456	683,005	0	683,005	102	78	Actual 2017	2,220,654	1,600,092	620,562	0	620,562	99	71	Actual 2016	2,592,288	1,607,398
1.19	Courtyard Rocky Mount	2,491,710	1,777,298	714,412	0	714,412	102	69	Actual 2017	2,580,825	1,778,097	802,728	0	802,728	101	72	Actual 2016	2,520,678	1,751,839
1.20	Springhill Suites Wichita East at Plazzio	2,522,354	1,792,831	729,523	0	729,523	96	67	Actual 2017	2,443,748	1,764,615	679,133	0	679,133	95	65	Actual 2016	2,443,042	1,734,798
1.21	Residence Inn Wichita East at Plazzio	2,672,364	1,829,038	843,326	0	843,326	105	77	Actual 2017	2,768,127	1,823,182	944,945	0	944,945	106	80	Actual 2016	2,886,410	1,766,942
1.22	Hampton Inn Oklahoma City Northwest	2,415,590	1,718,674	696,916	0	696,916	96	68	Actual 2017	2,457,218	1,736,096	721,122	0	721,122	97	69	Actual 2016	2,584,279	1,767,585
2	Aventura Mall	149,776,330	31,484,933	118,291,397	0	118,291,397			Actual 2017	145,286,882	30,046,320	115,240,562	0	115,240,562			Actual 2016	139,956,585	29,303,182
3	Christiana Mall	54,029,729	10,479,303	43,550,426	0	43,550,426			Actual 2017	54,058,534	10,544,365	43,514,169	0	43,514,169			Actual 2016	54,140,474	10,182,915
4	Showcase II	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
5	Virginia Beach Hotel Portfolio	30,066,599	18,225,519	11,841,080	0	11,841,080	206	157	Actual 2017	30,917,483	18,407,936	12,509,547	0	12,509,547	205	155	Actual 2016	31,038,981	18,754,354
5.01	Hilton Virginia Beach Oceanfront	19,969,335	12,352,327	7,617,008	0	7,617,008	214	162	Actual 2017	20,662,681	12,488,938	8,173,743	0	8,173,743	212	159	Actual 2016	20,777,960	12,950,847
5.02	Hilton Garden Inn Virginia Beach Oceanfront	10,097,264	5,873,192	4,224,072	0	4,224,072	192	147	Actual 2017	10,254,802	5,918,998	4,335,804	0	4,335,804	192	150	Actual 2016	10,261,021	5,803,508
6	Holiday Inn FiDi	30,110,569	17,426,779	12,683,790	0	12,683,790	178	164	Actual 2017	28,285,416	16,814,326	11,471,090	0	11,471,090	176	156	Actual 2016	27,325,618	16,728,402
7	Lower Makefield Corporate Center - North	4,749,393	2,005,484	2,743,909	0	2,743,909			Actual 2017	4,410,056	1,949,809	2,460,247	0	2,460,247			Actual 2016	4,511,461	1,969,931
8	2747 Park Boulevard	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
9	Meridian at North	4,630,271	2,360,006	2,270,265	0	2,270,265			Actual 2017	4,153,343	2,319,903	1,833,439	0	1,833,439			Actual 2016	4,268,991	2,339,496
10	Ellsworth Place	9,643,551	3,258,188	6,385,363	0	6,385,363			Actual 2017	9,190,096	3,237,469	5,952,628	0	5,952,628			Actual 2016	5,736,257	2,719,704
11	Triyar Portfolio II	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
11.01	Jackson	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
11.02	Kilgore	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
11.03	Norwich	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
11.04	Ottawa	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
11.05	Oglesby	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
12	Indian Hills Senior Community	10,290,031	6,001,851	4,288,180	0	4,288,180			Actual 2017	10,026,936	5,878,245	4,148,691	0	4,148,691			Actual 2016	9,308,490	6,020,206
13	Boca Village Corporate Center	3,916,924	1,325,205	2,591,718	0	2,591,718			Actual 2017	3,663,058	1,300,579	2,362,478	0	2,362,478			Actual 2016	3,359,198	1,421,541
14	Embassy Suites Overland Park	7,195,954	4,626,541	2,569,413	0	2,569,413	131	97	Actual 2017	7,164,197	4,611,432	2,552,765	0	2,552,765	131	97	Actual 2016	7,015,906	4,429,416
15	Christenbury Corners	1,787,503	507,802	1,279,701	0	1,279,701			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
16	Vista Centre Shoppes	2,312,207	711,720	1,600,487	0	1,600,487			Actual 2017	2,272,706	704,227	1,568,479	0	1,568,479			Actual 2016	2,303,887	681,738
17	Airport Square - NV	2,328,558	629,661	1,698,897	0	1,698,897			Actual 2017	2,032,027	670,579	1,361,448	0	1,361,448			Actual 2016	2,099,600	729,921
18	Schuyler Commons	2,487,516	1,035,569	1,451,947	0	1,451,947			Actual 2017	2,453,549	1,054,419	1,399,130	0	1,399,130			Actual 2016	2,250,120	1,010,496
19	26-49 96th Street	1,607,011	488,147	1,118,864	0	1,118,864			Annualized 6 7/31/2018	1,610,194	520,731	1,089,463	0	1,089,463			Annualized 9 7/31/2018	1,393,732	592,417
20	438 Summit Avenue	3,986,595	1,266,288	2,720,307	0	2,720,307			Actual 2017	3,878,022	1,160,321	2,717,701	0	2,717,701			Actual 2016	4,007,708	1,319,235
21	Camden Oakes	1,761,343	521,132	1,240,212	0	1,240,212			Annualized 6 7/31/2018	1,562,483	572,433	990,050	0	990,050			Annualized 9 7/31/2018	1,442,396	379,982
22	Allen Central Market	2,157,933	634,273	1,523,660	0	1,523,660			Actual 2017	2,150,665	602,647	1,548,018	0	1,548,018			Actual 2016	2,024,809	565,147
23	Four Points by Sheraton Miami Airport	5,208,406	3,416,328	1,792,078	0	1,792,078	124	103	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24	Fairfield Oakes	1,504,071	474,116	1,029,955	0	1,029,955			Annualized 6 4/30/2018	1,471,597	440,209	1,031,388	0	1,031,388			Annualized 9 4/30/2018	1,396,871	463,844
25	UA Roseville	1,374,950	10,661	1,364,289	0	1,364,289			Actual 2017	1,068,136	11,996	1,056,140	0	1,056,140			Actual 2016	1,068,136	13,303
26	1400 Fifth Avenue	1,221,566	187,408	1,034,158	0	1,034,158			Actual 2017	1,062,689	185,183	877,506	0	877,506			Actual 2016	737,942	156,422
27	4645 Live Oak Street	1,435,300	490,261	945,039	0	945,039			Actual 2017	1,218,334	552,173	666,161	0	666,161			Actual 2016	869,640	392,863
28	Batavia Founders	1,359,152	538,065	821,087	0	821,087			Actual 2017	1,246,215	511,640	734,575	0	734,575			Actual 2016	1,192,699	463,785
29	Atlanta Cold Storage	1,589,462	208,898	1,380,564	0	1,380,564			Actual 2017	1,234,969	190,793	1,044,176	0	1,044,176			NAV	NAV	NAV
29.01	Lithonia	1,061,094	123,199	937,895	0	937,895			Actual 2017	946,333	128,684	817,648	0	817,648			NAV	NAV	NAV
29.02	Phillip Lee	528,368	85,700	442,669	0	442,669			Actual 2017	288,637	62,109	226,528	0	226,528			NAV	NAV	NAV
30	Frisco Medical Office Building and Terramont Village Shopping Center	1,329,483	462,413	867,070	0	867,070			Actual 2017	944,133	478,282	465,851	0	465,851			Actual 2016	1,283,081	529,470
30.01	Frisco Medical Office Building	529,954	222,369	307,584	0	307,584			Actual 2017	207,537	244,864	-37,327	0	-37,327			Actual 2016	708,986	278,767
30.02	Terramont Village Shopping Center	799,530	240,043	559,486	0	559,486			Actual 2017	736,596	233,419	503,177	0	503,177			Actual 2016	574,096	250,704
31	Skyline Village	3,197,453	539,614	2,657,840	0	2,657,840			Actual 2017	3,103,095	499,587	2,603,508	0	2,603,508			Actual 2016	3,106,860	525,851
32	Oak Lane MHC	1,471,197	579,249	891,948	0	891,948			Actual 2017	1,471,068	589,186	881,882	0	881,882			Actual 2016	1,435,823	577,934
33	Hurricane Creek Village	1,087,811	163,643	924,168	0	924,168			Actual 2017	1,192,267	248,271	943,995	0	943,995			Actual 2016	1,086,404	227,241
34	Shady Park	1,303,398	457,409	845,989	0	845,989			TTM 9/30/2017	1,255,380	483,975	771,405	0	771,405			TTM 9/30/2016	1,229,310	454,341
35	Courtyard by Marriott Deptford	3,630,400	1,921,550	1,708,850	123,510	1,585,339	122	85	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
36	1685 Monroe Avenue	752,278	71,476	680,802	0	680,802			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
37	Browning Business Center	2,288,663	1,058,886	1,229,778	0	1,229,778			Actual 2017	2,069,122	1,012,509	1,056,613	0	1,056,613			Actual 2016	1,658,379	951,625
38	SPS Martinez - CA	1,343,981	367,248	976,732	0	976,732			Actual 2017	1,314,649	374,722	939,928	0	939,928			Actual 2016	1,273,531	367,538
39	Jewel-Osco	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
40	Chancellor Farms MHC	1,272,077	526,289	745,788	0	745,788			Actual 2017	1,238,909	527,290	711,619	0	711,619			Actual 2016	1,170,555	565,068
41	Centerpointe at Natomas Crossing	1,121,427	413,419	708,008	8,025	631,218			Actual 2017	1,054,244	390,048	664,196	0	664,196			Actual 2016	876,227	344,682
42	Indigo Corners	999,700	271,412	728,288	44,428	683,861			Actual 2017	1,039,930	283,760	756,170	69,468	686,702			Actual 2016	896,684	260,620
43	South Lake Center	1,501,525	310,325	1,191,200	0	1,191,200			Actual 2017	1,387,534	313,817	1,073,717	0	1,073,717			Actual 2016	1,338,451	287,154
44	Hampton Inn - Daytona-Ormond Beach	2,688,230	1,736,966	951,264	0	951,264	113	86	Actual 2017	2,447,377	1,626,326	821,051	0	821,051	113	78	Actual 2016	2,234,638	1,463,664
45	Academy Sports and USPS Portfolio	752,966	0	752,966	0	752,966			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
45.01	Academy Sports	645,166	0	645,166	0	645,166			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
45.02	USPS	107,800	0	107,800	0	107,800			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
46	Jewel-Osco Oswego, IL	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
47	Willowdaile Shopping Center	988,752	351,948	636,804	0	636,804			Actual 2017	943,239	335,326	607,913	0	607,913			Actual 2016	974,960	278,439
48	Shoppes at Stonecreek	901,642	371,729	529,913	0	529,913			Actual 2017	888,596	350,116	538,480	0	538,480			Actual 2016	1,083,625	355,696
49	Holiday Inn Express - Tullahoma	2,525,666	1,523,111	1,002,555	101,027	901,528	112	85	Actual 2017	2,426,380	1,512,214	914,166	97,055	817,111	109	82	Actual 2016	2,085,962	1,373,957
50	Town View Retail Center	1,001,181	390,099	611,083	0	611,083			Actual 2017	899,123	384,215	514,908	0	514,908			Annualized 11 11/30/2016	733,445	404,466
51	Pine Ridge MHC	702,536	220,676	481,860	0	481,860			Actual 2017	684,849	225,737	459,112	0	459,112			Actual 2016	676,029	222,550
52	Amalie Meadows Apartments	855,008	386,877	468,131	0	468,131			Actual 2017	848,891	390,728	458,163	0	458,163			Actual 2016	801,201	371,744
53	Island Oaks Apartments	637,147	242,161	394,986	0	394,986			Actual 2017	539,304	189,963	349,341	0	349,341			Actual 2016	469,598	171,744
54	UNICO Portfolio III	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
54.01	DG - Davenport	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
54.02	DG - Jacksonville	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
54.03	FM - Navarre	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
54.04	DG - Midland	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
55	Hampton Inn - Vero Beach	2,228,970	1,463,513	765,457	0	765,457	110	96	Actual 2017	2,056,217	1,377,539	678,678	0	678,678	104	89	Actual 2016	1,759,474	1,188,120
56	Baseline Professional Park	560,394	157,164	403,230	0	403,230			Actual 2017	526,678	134,956	391,722	0	391,722			Actual 2016	428,195	138,092
57	Northgate MHP	886,726	455,741	430,985	0	430,985			Actual 2017	838,303	429,521	408,782	0	408,782			Actual 2016	849,111	446,142
58	Lakeview Shopping Center	843,971	255,886	588,085	0	588,085			Actual 2017	849,786	276,111	573,675	0	573,675			Actual 2016	781,541	230,111
59	Highland Park Retail Center	413,837	121,010	292,827	0	292,827			Actual 2017	254,090	100,479	153,611	0	153,611			Actual 2016	215,748	70,558
60	Stewart MHP	503,700	170,066	333,634	0	333,634			Actual 2017	483,961	196,839	287,122	0	287,122			Actual 2016	487,619	182,761
61	Walgreens Iowa	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
62	Cahaba Mobile Estates	638,610	301,093	337,517	0	337,517			Actual 2017	610,833	302,401	308,433	0	308,433			Actual 2016	528,326	296,537
63	Shops at Tuscan Lakes II	298,259	170,054	128,205	0	128,205			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
64	Huebner Mini Storage	457,576	217,078	240,498	0	240,498			Actual 2017	463,974	216,719	247,255	0	247,255			Actual 2016	451,555	217,676
65	Fort Lauderdale Shopping Center	345,126	81,273	263,853	0	263,853			Actual 2017	345,126	74,390	270,736	0	270,736			Actual 2016	345,126	62,782
66	Park West MHP	465,384	238,335	227,049	0	227,049			Actual 2017	441,728	218,508	223,220	0	223,220			Actual 2016	423,001	197,630
67	4901 Olde Towne Parkway	455,595	184,050	271,545	0	271,545			Actual 2017	441,799	193,196	248,603	0	248,603			Actual 2016	423,221	165,390
68	Allsafe SS & Retail	414,841	149,794	265,046	0	265,046			Actual 2017	412,270	144,738	267,531	0	267,531			Actual 2016	406,139	136,873
69	Allied Wholesale	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
70	3974 Amboy Road	299,435	148,105	151,330	0	151,330			Actual 2017	301,737	141,222	160,515	0	160,515			TTM 4/30/2017	292,243	147,684
71	Forest Valley MHC	324,122	119,050	205,072	0	205,072			Actual 2017	319,425	127,980	191,445	0	191,445			Actual 2016	304,065	119,739
72	Frontier Urban Village	228,180	91,276	136,904	0	136,904			Actual 2017	227,085	102,748	124,337	0	124,337			Actual 2016	236,093	104,278
73	Tratel Morro Bay	278,239	173,759	104,480	0	104,480			Actual 2017	287,913	138,980	148,933	0	148,933			Actual 2016	271,003	141,344
74	Airlane Building	241,607	65,653	175,954	0	175,954			Actual 2017	227,328	63,877	163,451	0	163,451			Actual 2016	225,890	69,055

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(7)(8)(9)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(7)(8)(9)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(7)(8)(9)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	Starwood Hotel Portfolio	29,372,183	0	29,372,183	115	82	N
1.01	Renaissance St. Louis Airport Hotel	4,160,543	0	4,160,543	121	81	N
1.02	Renaissance Des Moines Savery Hotel	NAV	NAV	NAV	NAV	NAV	N
1.03	Residence Inn St. Louis Downtown	3,107,775	0	3,107,775	133	105	N
1.04	Doubletree Hotel West Palm Beach Airport	2,341,463	0	2,341,463	109	92	N
1.05	Courtyard Gulfport Beachfront	1,642,626	0	1,642,626	112	81	N
1.06	Fairfield Inn Atlanta Downtown	1,231,608	0	1,231,608	137	88	N
1.07	Hotel Indigo Chicago Vernon Hills	1,430,685	0	1,430,685	116	77	N
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	1,772,169	0	1,772,169	124	87	N
1.09	Holiday Inn & Suites Green Bay Stadium	1,481,241	0	1,481,241	126	85	N
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area	1,546,051	0	1,546,051	106	82	N
1.11	Hilton Garden Inn Wichita	1,221,336	0	1,221,336	128	96	N
1.12	Courtyard Norman	897,972	0	897,972	104	59	N
1.13	Springhill Suites Scranton Wilkes Barre	841,523	0	841,523	103	72	N
1.14	Courtyard Salisbury	973,510	0	973,510	107	78	N
1.15	Homewood Suites St. Louis Riverport Airport West	635,231	0	635,231	117	80	N
1.16	Residence Inn Rocky Mount	661,755	0	661,755	95	69	N
1.17	Hampton Inn and Suites Wichita Northeast	1,028,562	0	1,028,562	108	83	N
1.18	Residence Inn Salisbury	984,890	0	984,890	99	83	N
1.19	Courtyard Rocky Mount	768,839	0	768,839	102	69	N
1.20	Springhill Suites Wichita East at Plazzio	708,244	0	708,244	99	64	N
1.21	Residence Inn Wichita East at Plazzio	1,119,468	0	1,119,468	113	82	N
1.22	Hampton Inn Oklahoma City Northwest	816,694	0	816,694	97	72	N
2	Aventura Mall	110,653,403	0	110,653,403			Y	JCPenney	193,759	15.9%	4/30/2023	AMC Theatres	78,738	6.5%	8/31/2023	Zara	34,454	2.8%	10/31/2029
3	Christiana Mall	43,957,559	0	43,957,559			N	Target (Ground Lease)	145,312	18.7%	12/31/2036	Cabela’s (Ground Lease)	100,000	12.8%	1/31/2035	Cinemark	50,643	6.5%	11/30/2029
4	Showcase II	NAV	NAV	NAV			N	American Eagle	10,960	26.5%	1/31/2028	Adidas	10,350	25.0%	9/30/2027	T Mobile	10,249	24.8%	1/31/2028
5	Virginia Beach Hotel Portfolio	12,284,627	0	12,284,627	207	147	N
5.01	Hilton Virginia Beach Oceanfront	7,827,113	0	7,827,113	215	154	N
5.02	Hilton Garden Inn Virginia Beach Oceanfront	4,457,513	0	4,457,513	192	136	N
6	Holiday Inn FiDi	10,597,216	0	10,597,216	183	150	N
7	Lower Makefield Corporate Center - North	2,541,530	0	2,541,530			N	Optinose US, Inc.	30,099	15.8%	5/31/2021	Merrill Lynch, Pierce, Fenner & Smith Incorporated	20,232	10.6%	1/31/2026	Managed Markets Insight & Technology	17,559	9.2%	2/28/2023
8	2747 Park Boulevard	NAV	NAV	NAV			N	Tencent America LLC	36,120	100.0%	8/31/2028
9	Meridian at North	1,929,495	0	1,929,495			N	Hall Render	103,860	31.0%	3/31/2031	Centene	89,100	26.6%	1/31/2025	Indiana Department of Child Services	81,832	24.5%	5/31/2025
10	Ellsworth Place	3,016,553	0	3,016,553			N	Burlington Coat Factory	65,096	18.7%	2/28/2026	Dave & Buster’s	41,975	12.1%	1/31/2032	Marshalls	27,771	8.0%	6/30/2020
11	Triyar Portfolio II	NAV	NAV	NAV			N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
11.01	Jackson	NAV	NAV	NAV			N	Office Depot	194,168	51.4%	5/31/2023	Sanhua	183,782	48.6%	11/30/2019
11.02	Kilgore	NAV	NAV	NAV			N	Closure Systems	145,083	100.0%	7/31/2021
11.03	Norwich	NAV	NAV	NAV			N	Kerry Bio-Science	70,000	50.0%	12/31/2022	Southern Tier Pet Nutrition	26,400	18.9%	9/30/2019	CZ USA	25,000	17.9%	6/30/2025
11.04	Ottawa	NAV	NAV	NAV			N	Clover Technologies	92,250	100.0%	5/31/2023
11.05	Oglesby	NAV	NAV	NAV			N	Clover Technologies	63,594	100.0%	5/31/2023
12	Indian Hills Senior Community	3,288,284	0	3,288,284			N
13	Boca Village Corporate Center	1,937,657	0	1,937,657			N	Oppenheimer & Co. Inc.	27,079	24.9%	7/31/2019	Geo Corrections Holdings	24,914	22.9%	12/31/2028	Morgan Stanley Smith Barney	17,975	16.5%	12/31/2025
14	Embassy Suites Overland Park	2,586,490	0	2,586,490	128	96	N
15	Christenbury Corners	NAV	NAV	NAV			N	Kohl’s Department Store	56,004	47.3%	1/31/2038	Earth Fare, Inc.	24,110	20.4%	6/30/2037	Pet Supplies Plus	7,040	5.9%	8/20/2027
16	Vista Centre Shoppes	1,622,149	0	1,622,149			N	Black Fire Brazilian Steakhouse	13,500	13.8%	10/31/2023	Sea Dog Brewing Company	10,000	10.2%	12/31/2055	Backstage Billiards	8,530	8.7%	12/31/2024
17	Airport Square - NV	1,369,679	0	1,369,679			N	Mor Furniture for Less, Inc.	39,084	22.9%	4/30/2025	Urban Air Reno, LLC	24,473	14.3%	3/31/2028	Costco Wholesale Corporation	20,000	11.7%	11/30/2033
18	Schuyler Commons	1,239,624	0	1,239,624			N
19	26-49 96th Street	801,315	0	801,315			N
20	438 Summit Avenue	2,688,473	0	2,688,473			N	State of NJ	123,760	100.0%	11/30/2025
21	Camden Oakes	1,062,414	0	1,062,414			N
22	Allen Central Market	1,459,662	0	1,459,662			N	Chuck E. Cheese’s	11,080	14.2%	10/31/2025	Town Creeks Salon	7,200	9.3%	6/30/2028	Chili’s Grill & Bar	5,551	7.1%	7/31/2019
23	Four Points by Sheraton Miami Airport	NAV	NAV	NAV	NAV	NAV	N
24	Fairfield Oakes	933,027	0	933,027			N
25	UA Roseville	1,054,833	0	1,054,833			N	United Artists Theatre Circuit, Inc.	47,200	100.0%	12/31/2027
26	1400 Fifth Avenue	581,520	0	581,520			N	NYSC	14,518	45.6%	12/31/2022	GOSO (Getting Out & Staying Out)	5,013	15.8%	11/16/2020	Physical Therapy of Harlem	2,617	8.2%	3/31/2021
27	4645 Live Oak Street	476,777	0	476,777			N
28	Batavia Founders	728,914	0	728,914			N	Engineered Packing Services (EPS)	138,600	47.4%	2/28/2021	Multi-Color Corporation	114,797	39.2%	6/30/2028	Total Quality Logistics, LLC	25,818	8.8%	1/31/2021
29	Atlanta Cold Storage	NAV	NAV	NAV			N	Various	Various	Various	Various
29.01	Lithonia	NAV	NAV	NAV			N	Home Chef/Relish Labs	185,858	100.0%	8/9/2023
29.02	Phillip Lee	NAV	NAV	NAV			N	Nutri-System	92,057	100.0%	3/31/2022
30	Frisco Medical Office Building and Terramont Village Shopping Center	753,611	0	753,611			N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
30.01	Frisco Medical Office Building	430,219	0	430,219			N	USMD Health System	12,609	50.6%	9/30/2028	The Medical Center of Plano	3,000	12.0%	5/31/2020	Avant-Garde Optometry	3,000	12.0%	12/31/2024
30.02	Terramont Village Shopping Center	323,392	0	323,392			N	Anytime Fitness	4,687	19.2%	3/31/2021	The Woodlands Terramont Restaurant	4,686	19.2%	5/31/2026	Patrick Graham Insurance Agency, Inc.	2,837	11.6%	11/30/2019
31	Skyline Village	2,581,010	0	2,581,010			N	Kohl’s	88,248	46.4%	4/15/2024	Martin’s	73,396	38.6%	9/30/2027	Virginia ABC	4,300	2.3%	4/30/2019
32	Oak Lane MHC	857,889	0	857,889			Y
33	Hurricane Creek Village	859,163	0	859,163			N	Academy Sports + Outdoors #227 C	62,751	79.1%	8/31/2030	Monarch Dental	4,000	5.0%	7/31/2025	Pie Five Pizza Company	2,995	3.8%	10/31/2025
34	Shady Park	774,969	0	774,969			N
35	Courtyard by Marriott Deptford	NAV	NAV	NAV	NAV	NAV	N
36	1685 Monroe Avenue	NAV	NAV	NAV			N
37	Browning Business Center	706,754	0	706,754			N	DSS State of South Carolina	70,044	34.7%	10/31/2020	Southeastern Institute	26,960	13.4%	12/31/2019	Nelson Mullins	24,683	12.2%	2/28/2023
38	SPS Martinez - CA	905,992	0	905,992			N
39	Jewel-Osco	NAV	NAV	NAV			N	Jewel-Osco	66,437	100.0%	10/31/2037
40	Chancellor Farms MHC	605,487	0	605,487			Y
41	Centerpointe at Natomas Crossing	531,545	0	531,545			N	Soka Gakkai International - USA	8,479	15.8%	11/30/2024	Sutter Valley Medical Foundation	7,572	14.2%	4/30/2022	William L. Lyon & Associates, Inc.	5,788	10.8%	9/30/2020
42	Indigo Corners	636,064	0	636,064			N	Verizon	6,000	21.0%	5/31/2025	Play it Again Sports	4,000	14.0%	9/30/2023	Mcalisters	3,600	12.6%	3/31/2022
43	South Lake Center	1,051,297	0	1,051,297			N	Walgreen Co.	27,025	68.8%	9/30/2027	Rouhani & Khabbaz Dental Corporation	12,265	31.2%	6/30/2023
44	Hampton Inn - Daytona-Ormond Beach	770,974	0	770,974	118	71	N
45	Academy Sports and USPS Portfolio	NAV	NAV	NAV			N	Various	Various	Various	Various
45.01	Academy Sports	NAV	NAV	NAV			N	Academy Sports	62,943	100.0%	2/29/2032
45.02	USPS	NAV	NAV	NAV			N	USPS	7,088	100.0%	5/31/2029
46	Jewel-Osco Oswego, IL	NAV	NAV	NAV			N	New Albertsons L.P.	62,164	100.0%	10/31/2037
47	Willowdaile Shopping Center	696,520	0	696,520			N	Ollie’s Bargain Outlet	31,477	33.8%	8/31/2026	Hall of Fitness	14,400	15.4%	12/31/2024	Dollar Tree	9,600	10.3%	4/30/2021
48	Shoppes at Stonecreek	727,930	0	727,930			N	Lifestyle Family Fitness, Inc.	27,000	60.2%	8/20/2028	Roosters	11,114	24.8%	1/31/2028	Pickerington Pets & Supplies	5,080	11.3%	12/21/2019
49	Holiday Inn Express - Tullahoma	712,005	83,438	628,567	112	74	N
50	Town View Retail Center	328,979	20,672	308,307			N	RK Holdings, LLP (DBA Rural King)	86,377	49.2%	3/15/2027	The TJX Companies, Inc.	25,136	14.3%	5/31/2021	Ross Dress For Less	21,948	12.5%	1/31/2026
51	Pine Ridge MHC	453,479	0	453,479			N
52	Amalie Meadows Apartments	429,458	0	429,458			N
53	Island Oaks Apartments	297,853	0	297,853			N
54	UNICO Portfolio III	NAV	NAV	NAV			N	Various	Various	Various	Various
54.01	DG - Davenport	NAV	NAV	NAV			N	Dollar General	9,002	100.0%	4/30/2033
54.02	DG - Jacksonville	NAV	NAV	NAV			N	Dollar General	9,026	100.0%	4/30/2032
54.03	FM - Navarre	NAV	NAV	NAV			N	Family Dollar	8,320	100.0%	3/31/2033
54.04	DG - Midland	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	5/31/2032
55	Hampton Inn - Vero Beach	571,354	0	571,354	108	76	N
56	Baseline Professional Park	290,103	0	290,103			N	A Brighter Avenue LLC	7,319	18.6%	8/31/2021	Canyon Pediatrics, Inc	6,322	16.1%	8/31/2023	Cleanslate Medical Group of Arizona, PLLC	3,592	9.1%	11/30/2022
57	Northgate MHP	402,969	0	402,969			N
58	Lakeview Shopping Center	551,429	0	551,429			N	Buffalo Wild Wings	8,000	11.9%	4/30/2021	WorkForce West Virginia	7,210	10.7%	8/31/2020	Plato’s Closet	6,056	9.0%	5/31/2023
59	Highland Park Retail Center	145,190	0	145,190			N	Athletico	4,202	41.5%	11/20/2028	Sherwin Williams	2,800	27.6%	11/30/2025	Dunkin Donuts	1,900	18.8%	12/31/2025
60	Stewart MHP	304,858	0	304,858			N
61	Walgreens Iowa	NAV	NAV	NAV			N	Walgreens Iowa	14,568	100.0%	4/30/2084
62	Cahaba Mobile Estates	231,788	0	231,788			Y
63	Shops at Tuscan Lakes II	NAV	NAV	NAV			N	Pet Supplies Plus	5,748	49.8%	6/30/2028	Sherwin Williams	4,000	34.6%	7/31/2027	Gregory’s Rotisserie	1,800	15.6%	12/31/2027
64	Huebner Mini Storage	233,880	0	233,880			N
65	Fort Lauderdale Shopping Center	282,344	0	282,344			N	Titan Gym	7,970	49.6%	11/30/2025	Chef Jean Pierre, Inc.	3,600	22.4%	1/31/2026	State Farm Insurance	1,862	11.6%	5/31/2020
66	Park West MHP	225,371	0	225,371			Y
67	4901 Olde Towne Parkway	257,831	0	257,831			N	Avectus Healthcare Solutions	11,327	43.9%	7/31/2021	Microcorp	8,871	34.4%	5/31/2020	PORECCA	3,702	14.4%	7/31/2023
68	Allsafe SS & Retail	269,266	0	269,266			N	Rodrigo Valenzuela (DBA Taekwondo Academy)	1,657	2.9%	3/31/2019	Gilberto Jayassi	1,107	2.0%	3/5/2019	Joni Clarke and Manuel Ortiz (DBA Mannys Cowboy Burger)	1,107	2.0%	MTM
69	Allied Wholesale	NAV	NAV	NAV			N	Allied Wholesale Electrical Supply, Inc.	54,777	100.0%	7/31/2033
70	3974 Amboy Road	144,559	0	144,559			N	Sansbury Medical	2,450	17.9%	5/31/2019	Wishes of Literacy	1,900	13.9%	2/28/2021	House of Karate	1,200	8.8%	5/31/2021
71	Forest Valley MHC	184,327	0	184,327			Y
72	Frontier Urban Village	131,815	0	131,815			Y
73	Tratel Morro Bay	129,659	0	129,659			N
74	Airlane Building	156,834	0	156,834			N	Repcolite Paints, Inc.	4,950	17.3%	4/30/2021	Metrocal, Inc.	4,950	17.3%	3/31/2028	B&G Products, LLC	4,950	17.3%	9/30/2019

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(7)(8)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(7)(8)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
1	Starwood Hotel Portfolio									7/10/2018	Various				N	Y	Refinance	0	0
1.01	Renaissance St. Louis Airport Hotel									7/10/2018	7/9/2018				N	Y
1.02	Renaissance Des Moines Savery Hotel									7/10/2018	7/10/2018				N	Y
1.03	Residence Inn St. Louis Downtown									7/10/2018	7/9/2018				N	Y
1.04	Doubletree Hotel West Palm Beach Airport									7/10/2018	7/9/2018				N	Y
1.05	Courtyard Gulfport Beachfront									7/10/2018	7/9/2018				N	Y
1.06	Fairfield Inn Atlanta Downtown									7/10/2018	7/9/2018				N	Y
1.07	Hotel Indigo Chicago Vernon Hills									7/10/2018	7/9/2018				N	Y
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale									7/10/2018	7/10/2018				N	Y
1.09	Holiday Inn & Suites Green Bay Stadium									7/10/2018	7/10/2018				N	Y
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area									7/10/2018	7/10/2018				N	Y
1.11	Hilton Garden Inn Wichita									7/10/2018	7/9/2018				N	Y
1.12	Courtyard Norman									7/10/2018	7/10/2018				N	Y
1.13	Springhill Suites Scranton Wilkes Barre									7/10/2018	7/10/2018				N	Y
1.14	Courtyard Salisbury									7/10/2018	7/9/2018				N	Y
1.15	Homewood Suites St. Louis Riverport Airport West									7/10/2018	7/10/2018				N	Y
1.16	Residence Inn Rocky Mount									7/10/2018	7/9/2018				N	Y
1.17	Hampton Inn and Suites Wichita Northeast									7/10/2018	7/9/2018				N	Y
1.18	Residence Inn Salisbury									7/10/2018	7/9/2018				N	Y
1.19	Courtyard Rocky Mount									7/10/2018	7/9/2018				N	Y
1.20	Springhill Suites Wichita East at Plazzio									7/10/2018	7/10/2018				N	Y
1.21	Residence Inn Wichita East at Plazzio									7/10/2018	7/10/2018				N	Y
1.22	Hampton Inn Oklahoma City Northwest									7/10/2018	7/9/2018				N	Y
2	Aventura Mall	XXI Forever	32,504	2.7%	1/31/2019	H&M	28,830	2.4%	1/31/2027	4/27/2018	4/27/2018				N	Y	Refinance	0	0
3	Christiana Mall	Barnes & Noble Bookseller	36,803	4.7%	1/31/2020	XXI Forever	27,300	3.5%	1/31/2020	6/11/2018	6/11/2018				N	Y	Refinance	0	0
4	Showcase II	Aerie	5,669	13.7%	5/31/2028	US Polo	3,923	9.5%	5/31/2028	2/28/2018	2/28/2018				N	Y	Refinance	0	26,118
5	Virginia Beach Hotel Portfolio									6/21/2018	6/21/2018				N	Y	Acquisition	0	326,006
5.01	Hilton Virginia Beach Oceanfront									6/21/2018	6/21/2018				N	Y
5.02	Hilton Garden Inn Virginia Beach Oceanfront									6/21/2018	6/21/2018				N	Y
6	Holiday Inn FiDi									9/14/2018	8/27/2018				N	Y	Refinance	0	1,617,071
7	Lower Makefield Corporate Center - North	Curtin & Heefner	14,752	7.8%	5/31/2022	Janney Montgomery Scott	11,537	6.1%	7/31/2029	7/25/2018	7/25/2018				N	Y	Acquisition	0	106,041
8	2747 Park Boulevard									7/22/2018	7/23/2018		7/22/2018	6.0%	N	Y	Refinance	0	72,697
9	Meridian at North	Blue & Company	23,670	7.1%	3/31/2031	Indiana Hospital	10,950	3.3%	3/31/2031	2/12/2018	2/12/2018				N	Y	Acquisition	19,375	124,018
10	Ellsworth Place	Ross Dress For Less, Inc.	25,716	7.4%	1/31/2027	TJ Maxx	24,000	6.9%	11/30/2025	6/26/2018	6/22/2018				N	Y	Acquisition	16,875	0
11	Triyar Portfolio II	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various				N	Y	Acquisition	237,125	218,574
11.01	Jackson									5/30/2018	5/30/2018				N	Y
11.02	Kilgore									7/9/2018	6/28/2018				N	Y
11.03	Norwich	Sun Printing	18,525	13.2%	7/31/2025					5/30/2018	5/30/2018				N	Y
11.04	Ottawa									5/30/2018	5/30/2018				N	Y
11.05	Oglesby									6/7/2018	6/7/2018				N	Y
12	Indian Hills Senior Community									3/26/2018	3/27/2018				N	Y	Refinance	449,381	497,268
13	Boca Village Corporate Center	Tech Service Today, LLC	15,716	14.5%	5/31/2022	Gunster, Yoakley & Stewart, P.A.	6,636	6.1%	2/28/2021	8/14/2018	8/14/2018				N	Y	Refinance	0	0
14	Embassy Suites Overland Park									8/1/2018	8/1/2018				N	Y	Acquisition	0	311,249
15	Christenbury Corners	Bad Daddy’s Burgers	3,800	3.2%	10/1/2027	Hand and Stone Massage	3,300	2.8%	12/5/2022	5/1/2018	5/2/2018				N	Y	Refinance	0	89,210
16	Vista Centre Shoppes	Harvest English Institute	5,793	5.9%	11/20/2023	CrossFit	5,117	5.2%	11/30/2027	7/10/2018	7/10/2018				N	Y	Refinance	0	266,608
17	Airport Square - NV	The Sleep Train, Inc.	9,240	5.4%	12/31/2026	Tobacco Island	5,400	3.2%	3/31/2021	7/24/2018	8/6/2018		7/24/2018	14.0%	N	Y	Refinance	26,450	18,460
18	Schuyler Commons									5/7/2018	5/7/2018				N	Y	Acquisition	0	66,982
19	26-49 96th Street									5/2/2018	5/7/2018				N	Y	Refinance	212,801	52,954
20	438 Summit Avenue									6/15/2018	6/15/2018				N	Y	Refinance	0	131,827
21	Camden Oakes									7/26/2018	7/26/2018				N	Y	Refinance	0	49,399
22	Allen Central Market	Smile Brands of Texas LP	4,200	5.4%	6/30/2022	Oscar Day Spa	4,000	5.1%	4/30/2020	8/1/2018	8/1/2018				N	Y	Acquisition	0	292,981
23	Four Points by Sheraton Miami Airport									6/15/2018	6/15/2018				N	Y	Refinance	0	142,183
24	Fairfield Oakes									6/21/2018	6/18/2018				N	Y	Refinance	0	25,079
25	UA Roseville									7/19/2018	7/19/2018		7/19/2018	3.0%	N	Y	Refinance	0	0
26	1400 Fifth Avenue	7-Eleven	2,447	7.7%	9/30/2026	TCC Wireless	1,705	5.4%	5/31/2027	6/19/2018	6/20/2018				N	Y	Refinance	0	159
27	4645 Live Oak Street									8/14/2018	8/20/2018		8/20/2018	14.0%	N	Y	Refinance	108,813	92,790
28	Batavia Founders	Jolo Holdings, Corp.	3,957	1.4%	11/30/2019					5/30/2018	6/6/2018				N	Y	Refinance	0	52,474
29	Atlanta Cold Storage									8/1/2018	Various				N	Y	Refinance	11,470	27,637
29.01	Lithonia									8/1/2018	8/1/2018				N	Y
29.02	Phillip Lee									8/1/2018	8/3/2018				N	Y
30	Frisco Medical Office Building and Terramont Village Shopping Center	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various				N	Y	Refinance	15,445	148,673
30.01	Frisco Medical Office Building									7/18/2018	7/23/2018				N	Y
30.02	Terramont Village Shopping Center	Pinch a Penny	2,412	9.9%	4/30/2021	Mei Wei Corporation	2,394	9.8%	1/31/2028	7/19/2018	7/20/2018				N	Y
31	Skyline Village	CiCi’s Pizza	3,750	2.0%	12/31/2021	Appalachian Physical Therapy	3,000	1.6%	1/31/2022	6/26/2018	6/8/2018				N	Y	Acquisition	158,750	43,338
32	Oak Lane MHC									7/24/2018	7/25/2018				N	Y	Refinance	83,974	127,831
33	Hurricane Creek Village	T-Mobile	2,583	3.3%	11/30/2026	City Nails	2,013	2.5%	7/31/2020	3/29/2018	3/29/2018				N	Y	Refinance	0	21,672
34	Shady Park									8/8/2018	8/8/2018				N	Y	Acquisition	0	0
35	Courtyard by Marriott Deptford									9/5/2018	9/5/2018				N	Y	Refinance	2,500	84,812
36	1685 Monroe Avenue									7/31/2018	8/1/2018				N	Y	Refinance	0	3,033
37	Browning Business Center	Conduent, Inc.	17,031	8.4%	7/31/2022	SCEIS (SC Dept. of Administration)	16,966	8.4%	10/31/2024	6/15/2018	7/3/2018				N	Y	Refinance	0	120,328
38	SPS Martinez - CA									8/1/2018	8/1/2018		8/1/2018	12.0%	N	Y	Refinance	0	0
39	Jewel-Osco									7/13/2018	7/16/2018				N	Y	Acquisition	0	0
40	Chancellor Farms MHC									7/24/2018	7/25/2018				N	Y	Refinance	93,750	48,420
41	Centerpointe at Natomas Crossing	CGL Management Group, LLC	5,672	10.6%	3/31/2026	SAFE Credit Union	5,073	9.5%	8/31/2020	9/13/2018	8/13/2018		9/14/2018	9.0%	N	Y	Refinance	0	85,069
42	Indigo Corners	Cat Hospital	2,328	8.2%	2/28/2025	FedEx	2,000	7.0%	10/31/2023	7/13/2018	7/13/2018				N	Y	Acquisition	23,756	0
43	South Lake Center									7/24/2018	7/24/2018		8/8/2018	14.0%	N	Y	Refinance	0	76,326
44	Hampton Inn - Daytona-Ormond Beach									8/7/2018	8/6/2018				N	Y	Refinance	0	84,789
45	Academy Sports and USPS Portfolio									Various	Various				N	Y	Acquisition	14,250	14,783
45.01	Academy Sports									8/2/2018	8/1/2018				N	Y
45.02	USPS									8/6/2018	8/2/2018				N	Y
46	Jewel-Osco Oswego, IL									8/1/2018	8/7/2018				N	Y	Acquisition	0	0
47	Willowdaile Shopping Center	Starbucks	3,600	3.9%	9/30/2027	Willowdaile Family Dentistry	3,200	3.4%	11/30/2020	7/2/2018	7/2/2018				N	Y	Refinance	13,313	91,657
48	Shoppes at Stonecreek	Vitality Bowls	1,680	3.7%	11/30/2025					6/21/2018	6/21/2018				N	Y	Refinance	88,164	23,632
49	Holiday Inn Express - Tullahoma									6/26/2018	6/27/2018				N	Y	Refinance	0	69,250
50	Town View Retail Center	Moran Foods, LLC (DBA Save-A-Lot)	17,466	10.0%	2/28/2023	Panera, LLC	4,900	2.8%	8/31/2023	5/30/2018	6/7/2018				N	Y	Acquisition	314,796	105,606
51	Pine Ridge MHC									7/31/2018	7/13/2018				N	Y	Acquisition	41,283	85,299
52	Amalie Meadows Apartments									6/19/2018	6/20/2018				N	Y	Refinance	23,571	28,405
53	Island Oaks Apartments									8/3/2018	8/6/2018				N	Y	Refinance	0	3,063
54	UNICO Portfolio III									Various	Various				N	Y	Acquisition	0	0
54.01	DG - Davenport									7/5/2018	7/11/2018				N	Y
54.02	DG - Jacksonville									7/6/2018	7/10/2018				N	Y
54.03	FM - Navarre									7/5/2018	7/11/2018				N	Y
54.04	DG - Midland									7/5/2018	7/13/2018				N	Y
55	Hampton Inn - Vero Beach									8/7/2018	8/6/2018				N	Y	Refinance	0	40,668
56	Baseline Professional Park	Arthocare, Arthitscare & Research, P.C.	3,025	7.7%	9/30/2022	Wellness 1st Integrative Medical Center, LLC	2,847	7.2%	7/31/2023	8/20/2018	8/20/2018				N	Y	Refinance	6,125	48,718
57	Northgate MHP									7/13/2018	7/16/2018				N	Y	Refinance	76,663	62,551
58	Lakeview Shopping Center	Play It Again Sports	5,745	8.6%	7/31/2020	Rent-A-Center	4,240	6.3%	2/28/2023	7/17/2018	7/13/2018				N	Y	Recapitalization	505,450	36,691
59	Highland Park Retail Center	Subway	1,230	12.1%	10/31/2024					8/24/2018	8/24/2018				N	Y	Refinance	0	26,279
60	Stewart MHP									5/25/2018	5/24/2018				N	Y	Refinance	34,938	31,221
61	Walgreens Iowa									8/11/2018	8/1/2018				N	Y	Acquisition	0	0
62	Cahaba Mobile Estates									8/23/2018	8/21/2018				N	Y	Refinance	438	12,233
63	Shops at Tuscan Lakes II									4/30/2018	4/30/2018				N	Y	Refinance	0	35,751
64	Huebner Mini Storage									6/11/2018	6/8/2018				N	Y	Acquisition	0	80,101
65	Fort Lauderdale Shopping Center	Divers Down	1,622	10.1%	9/30/2021	All About Investments, LLC	1,000	6.2%	12/31/2030	8/14/2018	8/14/2018				N	Y	Refinance	56,000	47,501
66	Park West MHP									7/11/2018	7/11/2018				N	Y	Acquisition	19,375	12,876
67	4901 Olde Towne Parkway	BHI (STORAGE)	1,114	4.3%	7/31/2021	Global VIP	400	1.6%	1/31/2022	7/13/2018					N	Y	Refinance	0	3,363
68	Allsafe SS & Retail	Jesus Robles (DBA FH Hardware LLC)	1,050	1.9%	3/7/2019	Maria Armenta	860	1.5%	MTM	5/30/2018	5/30/2018				N	Y	Acquisition	0	11,285
69	Allied Wholesale									5/11/2018	5/17/2018				N	Y	Acquisition	0	10,613
70	3974 Amboy Road	Barilliari Law Firm	1,050	7.7%	6/30/2019	Anthony Scaglione Architect	1,027	7.5%	5/31/2021	5/26/2017	5/26/2017				N	Y	Refinance	12,500	33,034
71	Forest Valley MHC									6/11/2018	6/12/2018				N	Y	Acquisition	625	23,175
72	Frontier Urban Village									5/17/2018	5/18/2018	6/19/2018	5/17/2018	9.0%	N	Y	Acquisition	88,834	14,073
73	Tratel Morro Bay									8/7/2018	8/7/2018		8/7/2018	9.4%	N	Y	Acquisition	10,688	20,246
74	Airlane Building	Cintas Corporation	4,950	17.3%	8/31/2020	Lincare	4,400	15.4%	10/31/2019	6/27/2018	6/27/2018				N	Y	Acquisition	0	5,668

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)(11)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(5)(7)	Monthly TI/LC Reserve ($)(5)(7)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)
1	Starwood Hotel Portfolio	Springing			0	Springing			0	330,760	0	Cash		0	0	0			0
1.01	Renaissance St. Louis Airport Hotel
1.02	Renaissance Des Moines Savery Hotel
1.03	Residence Inn St. Louis Downtown
1.04	Doubletree Hotel West Palm Beach Airport
1.05	Courtyard Gulfport Beachfront
1.06	Fairfield Inn Atlanta Downtown
1.07	Hotel Indigo Chicago Vernon Hills
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale
1.09	Holiday Inn & Suites Green Bay Stadium
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area
1.11	Hilton Garden Inn Wichita
1.12	Courtyard Norman
1.13	Springhill Suites Scranton Wilkes Barre
1.14	Courtyard Salisbury
1.15	Homewood Suites St. Louis Riverport Airport West
1.16	Residence Inn Rocky Mount
1.17	Hampton Inn and Suites Wichita Northeast
1.18	Residence Inn Salisbury
1.19	Courtyard Rocky Mount
1.20	Springhill Suites Wichita East at Plazzio
1.21	Residence Inn Wichita East at Plazzio
1.22	Hampton Inn Oklahoma City Northwest
2	Aventura Mall	Springing			0	Springing			0	Springing	487,003			0	Springing	6,087,540			0
3	Christiana Mall	Springing			0	Springing			0	Springing	0			0	Springing	0			0
4	Showcase II	8,706	Cash		41,517	6,920	Cash		0	6,909	0	Cash		8,563,335	0	0	Cash		0
5	Virginia Beach Hotel Portfolio	81,502	Cash		0	28,642	Cash		0	104,329	3,755,852	Cash		0	0	0			0
5.01	Hilton Virginia Beach Oceanfront
5.02	Hilton Garden Inn Virginia Beach Oceanfront
6	Holiday Inn FiDi	323,414	Cash		189,683	31,614	Cash		0	Equal to the greater of (i) 1/12th of 2.0% of Gross Revenue for the first Loan Year, 3.0% of Gross Revenue for the second Loan Year, and 4% of Gross Revenue for each remaining Loan Year during the Term and (ii) the Gross Revenue projected in the then-effective Approved Annual Budget for the twelve (12) month period to which such Approved Annual Budget relates	0	Cash		0	0	0			0
7	Lower Makefield Corporate Center - North	50,496	Cash		0	Springing			0	3,170	0	Cash		500,000	19,811	750,000	Cash		0
8	2747 Park Boulevard	12,480	Cash		0	Springing			0	602	0	Cash		2,889,600	0	0	Cash		0
9	Meridian at North	20,670	Cash		24,540	6,135	Cash		0	6,969	0	Cash		0	22,305	0	Cash		0
10	Ellsworth Place	41,858	Cash		61,994	6,560	Cash		0	7,245	0	Cash		2,000,000	27,531	2,000,000	Cash		0
11	Triyar Portfolio II	36,429	Cash		90,964	9,096	Cash		0	6,823	0	Cash		0	13,647; Springing	875,000	Cash		0
11.01	Jackson
11.02	Kilgore
11.03	Norwich
11.04	Ottawa
11.05	Oglesby
12	Indian Hills Senior Community	124,317	Cash		234,079	18,006	Cash		0	32,750	0	Cash		0	0	0			0
13	Boca Village Corporate Center	Springing			0	Springing			0	Springing	0			735,000	Springing	0	Cash		0
14	Embassy Suites Overland Park	44,464	Cash		25,810	4,302	Cash		0	On each Monthly Payment Date commencing on 11/6/2018 to 10/6/2021, for FF&E costs, an amount equals to 1/12th of 1% of the rents per annum, and commencing on 11/6/2021 and thereafter, 1/12 of 4% of the rents per annum	0	Cash		0	0	0			106,122
15	Christenbury Corners	12,745; Springing	Cash		0	Springing			0	900; Springing	30,000	Cash		425,000	6,250; Springing	425,000	Cash		0
16	Vista Centre Shoppes	26,661	Cash		38,633	3,863	Cash		200,000	Springing	0	Cash		700,000	0	300,000	Cash		0
17	Airport Square - NV	18,460	Cash		0	Springing			0	Springing	(A) if both a Costco Occupancy Event has occurred and the Required Capital Improvements Condition has been satisfied, an amount equal to $85,932.00 or (B) if a Costco Occupancy Event has not occurred, but the Required Capital Improvements Condition has been satisfied, an amount equal to $102,480.00.			150,000	7,117; Springing	450,000	Cash		0
18	Schuyler Commons	Springing	Cash		70,451	Springing	Cash		360,000	3,000	360,000	Cash		0	0	0			0
19	26-49 96th Street	13,239	Cash		15,033	3,758	Cash		0	1,438	0	Cash		0	0	0			0
20	438 Summit Avenue	43,941	Cash		53,544	4,868	Cash		0	2,063	0	Cash		0	0	0			0
21	Camden Oakes	9,880	Cash		10,270	1,027	Cash		0	2,292	0	Cash		0	0	0			0
22	Allen Central Market	31,003	Cash		9,451	1,800	Cash		0	1,622	58,375	Cash		500,000	4,540	560,000	Cash		0
23	Four Points by Sheraton Miami Airport	14,218	Cash		1,122	125; Springing	Cash		0	8,819	0	Cash		0	0	0			0
24	Fairfield Oakes	8,360	Cash		11,804	1,312	Cash		0	2,125	0	Cash		0	0	0			0
25	UA Roseville	Springing			0	Springing			0	787; Springing	18,880	Cash		0	5,215; Springing	350,000	Cash		0
26	1400 Fifth Avenue	53	Cash		10,607	1,061	Cash		0	424	0	Cash		0	3,313	300,000	Cash		0
27	4645 Live Oak Street	15,465	Cash		5,040	1,680	Cash		0	1,729; Springing	41,500	Cash		0	0	0			0
28	Batavia Founders	13,118	Cash		15,115	2,160	Cash		0	2,732	0	Cash		0	Springing	550,000			0
29	Atlanta Cold Storage	7,626	Cash		0	Springing			0	3,011	0	Cash		500,000	24,080	1,200,000	Cash		0
29.01	Lithonia
29.02	Phillip Lee
30	Frisco Medical Office Building and Terramont Village Shopping Center	16,519	Cash		12,146	1,350	Cash		0	617	29,605	Cash		0	4,112	197,368	Cash		0
30.01	Frisco Medical Office Building
30.02	Terramont Village Shopping Center
31	Skyline Village	21,669	Cash		0	Springing			0	2,380	0	Cash		341,250	11,899	713,940	Cash		0
32	Oak Lane MHC	18,262	Cash		3,190	1,595	Cash		933	933	0	Cash		0	0	0			0
33	Hurricane Creek Village	2,709	Cash		9,877	823	Cash		0	1,322	31,728	Cash		250,000	3,305	594,915	Cash		0
34	Shady Park	1,132	Cash		0	Springing			300,000	Springing	0	Cash		0	0	0			0
35	Courtyard by Marriott Deptford	28,271	Cash		3,075	3,075	Cash		6,360	6,360	0	Cash		0	0	0			0
36	1685 Monroe Avenue	758	Cash		6,420	2,140	Cash		0	613	0	Cash		0	0	0			0
37	Browning Business Center	15,041	Cash		4,344	2,172	Cash		0	3,363; Springing	121,068	Cash		300,000	12,500; Springing	500,000	Cash		0
38	SPS Martinez - CA	Springing			0	Springing			0	Springing	0			0	0	0			0
39	Jewel-Osco	Springing			0	Springing			0	Springing	0			0	Springing	0			0
40	Chancellor Farms MHC	4,842	Cash		4,363	2,181	Cash		1,183	1,183	0	Cash		0	0	0			0
41	Centerpointe at Natomas Crossing	10,425	Cash		7,457	3,551	Cash		0	669	0	Cash		150,000	5,730	200,000	Cash		0
42	Indigo Corners	11,542	Cash		0	Springing			0	1,006	0	Cash		140,000	0	0	Cash		0
43	South Lake Center	12,721	Cash		5,349	892	Cash		0	Springing	0			0	Springing	0			0
44	Hampton Inn - Daytona-Ormond Beach	6,729	Cash		8,290	2,632	Cash		0	8,859	0	Cash		0	0	0			0
45	Academy Sports and USPS Portfolio	3,520; Springing	Cash		1,872	891	Cash		0	875	0	Cash		0	1,751	0	Cash		0
45.01	Academy Sports
45.02	USPS
46	Jewel-Osco Oswego, IL	Springing			0	Springing			0	Springing	0			0	Springing	0			0
47	Willowdaile Shopping Center	8,729	Cash		8,892	1,694	Cash		0	1,165	0	Cash		175,000	6,603	300,000	Cash		0
48	Shoppes at Stonecreek	11,816	Cash		3,568	714	Cash		0	747	0	Cash		0	2,461	0	Cash		0
49	Holiday Inn Express - Tullahoma	8,656	Cash		0	Springing			0	8,419	0	Cash		0	0	0			0
50	Town View Retail Center	10,561	Cash		9,163	4,582	Cash		125,000	3,071	0	Cash		385,320	8,481	385,320	Cash		0
51	Pine Ridge MHC	7,754	Cash		2,078	1,039	Cash		156,400	525	0	Cash		0	0	0			0
52	Amalie Meadows Apartments	4,596	Cash		33,725	2,729	Cash		0	1,833	0	Cash		0	0	0			0
53	Island Oaks Apartments	3,063	Cash		16,188	2,698	Cash		0	1,167	0	Cash		0	0	0			0
54	UNICO Portfolio III	Springing			0	Springing			0	Springing	0			0	Springing	0			66,902
54.01	DG - Davenport
54.02	DG - Jacksonville
54.03	FM - Navarre
54.04	DG - Midland
55	Hampton Inn - Vero Beach	3,228	Cash		6,222	1,975	Cash		0	6,957	0	Cash		0	0	0			0
56	Baseline Professional Park	5,413	Cash		10,558	1,173	Cash		655	655	0	Cash		100,000	5,960	200,000	Cash		0
57	Northgate MHP	6,255	Cash		32,563	4,652	Cash		1,183	1,183	0	Cash		0	0	0			0
58	Lakeview Shopping Center	5,824	Cash		0	Springing			0	840	0	Cash		250,000	4,478	350,000	Cash		0
59	Highland Park Retail Center	6,570	Cash		7,196	600	Cash		127	127	0	Cash		700	700	0	Cash		0
60	Stewart MHP	5,204	Cash		3,046	508	Cash		513	513	0	Cash		0	0	0			0
61	Walgreens Iowa	Springing			0	Springing			0	Springing	0			0	Springing	0			0
62	Cahaba Mobile Estates	1,112	Cash		7,101	1,420	Cash		758	758	0	Cash		0	0	0			0
63	Shops at Tuscan Lakes II	5,959	Cash		0	Springing			0	144	0	Cash		256,130	1,289	0	Cash		0
64	Huebner Mini Storage	8,900	Cash		4,583	417	Cash		0	399	0	Cash		0	0	0			0
65	Fort Lauderdale Shopping Center	3,958	Cash		4,415	2,207	Cash		201	201	0	Cash		1,581	1,581	0	Cash		0
66	Park West MHP	1,288	Cash		1,040	1,040	Cash		25,629	629	0	Cash		0	0	0			0
67	4901 Olde Towne Parkway	3,363	Cash		0	Springing			46,586	545	0	Cash		150,000	$3,334 until September 2021 and $2,500 thereafter; Springing	240,000	Cash		0
68	Allsafe SS & Retail	3,762	Cash		1,346	673	Cash		652	652	23,468	Cash		331	331	19,875	Cash		0
69	Allied Wholesale	3,538	Cash		1,477	738	Cash		412	412	0	Cash		1,054	1,054	0	Cash		0
70	3974 Amboy Road	8,259	Cash		4,380	1,460	Cash		239	239	0	Cash		1,286	1,286	0	Cash		0
71	Forest Valley MHC	2,575	Cash		425	425	Cash		172,090	350	0	Cash		0	0	0			0
72	Frontier Urban Village	1,407	Cash		993	496	Cash		246	246	0	Cash		0	0	0			0
73	Tratel Morro Bay	2,531	Cash		684	684	Cash		213	213	0	Cash		0	0	0			0
74	Airlane Building	2,834	Cash		705	100	Cash		0	358	0	Cash		100,000	Springing	0	Cash		0

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(5)(7)(11)	Other Escrow I (Monthly) ($)(7)(11)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(7)	Other Escrow II (Monthly) ($)(7)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date(12)
1	Starwood Hotel Portfolio	0			PIP Reserve	5,408,895	0	0	Cash			0	0	0				Fee
1.01	Renaissance St. Louis Airport Hotel																	Fee
1.02	Renaissance Des Moines Savery Hotel																	Fee
1.03	Residence Inn St. Louis Downtown																	Fee
1.04	Doubletree Hotel West Palm Beach Airport																	Fee
1.05	Courtyard Gulfport Beachfront																	Fee
1.06	Fairfield Inn Atlanta Downtown																	Fee
1.07	Hotel Indigo Chicago Vernon Hills																	Fee
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale																	Fee
1.09	Holiday Inn & Suites Green Bay Stadium																	Fee
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area																	Fee
1.11	Hilton Garden Inn Wichita																	Fee
1.12	Courtyard Norman																	Fee
1.13	Springhill Suites Scranton Wilkes Barre																	Fee
1.14	Courtyard Salisbury																	Fee
1.15	Homewood Suites St. Louis Riverport Airport West																	Fee
1.16	Residence Inn Rocky Mount																	Fee
1.17	Hampton Inn and Suites Wichita Northeast																	Fee
1.18	Residence Inn Salisbury																	Fee
1.19	Courtyard Rocky Mount																	Fee
1.20	Springhill Suites Wichita East at Plazzio																	Fee
1.21	Residence Inn Wichita East at Plazzio																	Fee
1.22	Hampton Inn Oklahoma City Northwest																	Fee
2	Aventura Mall	0			Outstanding Rollover Reserve	19,392,145	0	0	Cash		Free Rent/Gap Reserve	6,776,765	0	0	Cash			Fee
3	Christiana Mall	0			Outstanding TI/LC Reserve	1,804,093	0	0	Cash			0	0	0				Fee and Leasehold	12/31/2036
4	Showcase II	0			Rent Concession Reserve	1,116,622	0	0	Cash			0	0	0				Fee
5	Virginia Beach Hotel Portfolio	0			HGI PIP Reserve	741,954	0	0	Cash		Parking and Retail Lease Reserve	0	Springing	0				Fee and Leasehold	See Footnote 12
5.01	Hilton Virginia Beach Oceanfront																	Fee and Leasehold	See Footnote 12
5.02	Hilton Garden Inn Virginia Beach Oceanfront																	Fee and Leasehold	See Footnote 12
6	Holiday Inn FiDi	0			Seasonality Reserve	1,300,000	0	1,300,000	Cash			0	0	0				Fee
7	Lower Makefield Corporate Center - North	0			Upfront Landlord Obligations	517,500	0	0	Cash		Free Rent Reserve ($241,940); Stifel Reserve ($98,860)	340,800	0	0	Cash			Fee
8	2747 Park Boulevard	0			Rent Concession Funds	976,143	0	0	Cash		Lease Sweep Reserve Funds	0	Springing	0				Fee
9	Meridian at North	0			HVAC Maintenance	50,000	0	0	Cash			0	0	0				Fee
10	Ellsworth Place	0			Five Below Rent Reserve ($382,927); Five Below TI Reserve ($313,155); Five Below LC Reserve ($104,737)	800,819	0	0	Cash		Metro PCS TI Reserve ($152,100); Panadian TI Reserve ($32,164); Burlington TI Reserve ($22,519)	206,783	0	0	Cash			Fee
11	Triyar Portfolio II	0			Kerry Bio-Science Earnout Reserve	1,750,000	0	0	Cash		Oglesby Environmental Reserve ($150,000); Office Depot Rent Reserve ($58,327)	208,327	0	0	Cash			Fee
11.01	Jackson																	Fee
11.02	Kilgore																	Fee
11.03	Norwich																	Fee
11.04	Ottawa																	Fee
11.05	Oglesby																	Fee
12	Indian Hills Senior Community	0				0	0	0				0	0	0				Fee
13	Boca Village Corporate Center	0			Outstanding TI Reserve ($179,750); Free Rent Reserve ($310,425.24)	490,175	0	0	Cash		Condominium Assessments Reserve	47,745	Springing	0	Cash			Fee
14	Embassy Suites Overland Park	0	Cash		Seasonality reserve	80,000	Springing	100,000	Cash		PIP Reserve	9,000,000	0	0	Cash			Fee
15	Christenbury Corners	0			Rent Concession Reserve	40,000	0	0	Cash			0	0	0				Fee
16	Vista Centre Shoppes	0			Outstanding TI/LC Reserve	116,422	0	0	Cash		Free Rent Reserve	34,933	0	0	Cash			Fee
17	Airport Square - NV	0			Dawg Wash Reserve	20,000	0	0	Cash			0	0	0				Fee
18	Schuyler Commons	0				0	0	0				0	0	0				Fee
19	26-49 96th Street	0				0	0	0				0	0	0				Fee
20	438 Summit Avenue	0				0	0	0				0	0	0				Fee
21	Camden Oakes	0				0	0	0				0	0	0				Fee
22	Allen Central Market	0				0	0	0				0	0	0				Fee
23	Four Points by Sheraton Miami Airport	0				0	0	0				0	0	0				Fee
24	Fairfield Oakes	0				0	0	0				0	0	0				Fee
25	UA Roseville	0				0	0	0				0	0	0				Fee
26	1400 Fifth Avenue	0				0	0	0				0	0	0				Fee
27	4645 Live Oak Street	0				0	0	0				0	0	0				Fee
28	Batavia Founders	0			Existing TI/LC Reserve	1,056,137	0	0	Cash			0	0	0				Fee
29	Atlanta Cold Storage	0				0	0	0				0	0	0				Fee
29.01	Lithonia																	Fee
29.02	Phillip Lee																	Fee
30	Frisco Medical Office Building and Terramont Village Shopping Center	0			USMD Free Rent Reserve	23,642	0	0	Cash		USMD Reserve	0	Springing	0				Fee
30.01	Frisco Medical Office Building																	Fee
30.02	Terramont Village Shopping Center																	Fee
31	Skyline Village	0			Tenant Obligation Funds	30,000	0	0	Cash			0	0	0				Fee
32	Oak Lane MHC	0				0	0	0				0	0	0				Fee
33	Hurricane Creek Village	0				0	0	0				0	0	0				Fee
34	Shady Park	0			Prepaid Rent Funds	197,930	Borrower shall deposit on each Prepaid Rent Deposit Date, an amount equal to the Prepaid Rent attributable to the third (3rd) through sixth (6th) calendar months which have been prepaid (i.e. such deposit shall exclude the first two (2) months of the prepaid rent period, which are September and October and March and April, respectively, but shall include the next four (4) months, which are November through February and May through August, respectively)	0	Cash			0	0	0				Fee
35	Courtyard by Marriott Deptford	0			Additional Tax Reserve	22,426	0	0	Cash		Seasonality Reserve	6,000	3,000	0	Cash			Fee
36	1685 Monroe Avenue	0				0	0	0				0	0	0				Fee
37	Browning Business Center	0				0	0	0				0	0	0				Fee
38	SPS Martinez - CA	0				0	0	0				0	0	0				Fee
39	Jewel-Osco	0				0	0	0				0	0	0				Fee
40	Chancellor Farms MHC	0				0	0	0				0	0	0				Fee
41	Centerpointe at Natomas Crossing	0			Outstanding TIs	413,004	0	0	Cash		Free Rent Reserve	90,752	0	0	Cash			Fee
42	Indigo Corners	0				0	0	0				0	0	0				Fee
43	South Lake Center	0				0	0	0				0	0	0				Fee
44	Hampton Inn - Daytona-Ormond Beach	0			Seasonality Reserve	71,741	Borrower shall deposit with lender on each payment date during the months of February through August commencing in 2019 an amount equal to 1/7th of the Seasonality Reserve Aggregate Shortfall Amount, capped at the Seasonality Reserve Aggregate Shortfall Amount.	0	Cash			0	0	0				Fee
45	Academy Sports and USPS Portfolio	0				0	0	0				0	0	0				Fee
45.01	Academy Sports																	Fee
45.02	USPS																	Fee
46	Jewel-Osco Oswego, IL	0				0	0	0				0	0	0				Fee
47	Willowdaile Shopping Center	0				0	0	0				0	0	0				Fee
48	Shoppes at Stonecreek	0			Free Rent Reserve	7,995	0	0	Cash		Vitality Bowl Reserve	16,800	0	0	Cash			Fee
49	Holiday Inn Express - Tullahoma	0			PIP Reserve	1,900,000	0	0	Cash			0	0	0				Fee
50	Town View Retail Center	0				0	0	0				0	0	0				Fee
51	Pine Ridge MHC	0				0	0	0				0	0	0				Fee
52	Amalie Meadows Apartments	0			Unit Restoration Funds	805,036	0	0	Cash		Rent Reserve	109,440	0	0	Cash			Fee
53	Island Oaks Apartments	0				0	0	0				0	0	0				Fee
54	UNICO Portfolio III	0	Cash			0	0	0				0	0	0				Fee
54.01	DG - Davenport																	Fee
54.02	DG - Jacksonville																	Fee
54.03	FM - Navarre																	Fee
54.04	DG - Midland																	Fee
55	Hampton Inn - Vero Beach	0			Seasonality Reserve	55,967	Borrower shall deposit with lender on each payment date during the months of February through July commencing in 2019 an amount equal to 1/6th of the Seasonality Reserve Aggregate Shortfall Amount, capped at the Seasonality Reserve Aggregate Shortfall Amount.	0	Cash			0	0	0				Fee
56	Baseline Professional Park	0				0	0	0				0	0	0				Fee
57	Northgate MHP	0			Liquidity Reserve	50,000	0	0	Cash		Seasonality Reserve	10,000	5,000	0	Cash			Fee
58	Lakeview Shopping Center	0			Free Rent Reserve	8,733	0	0	Cash			0	0	0				Fee
59	Highland Park Retail Center	0			Atletico TI Reserve	55,200	0	0	Cash			0	0	0				Fee
60	Stewart MHP	0				0	0	0				0	0	0				Fee
61	Walgreens Iowa	0				0	0	0				0	0	0				Fee
62	Cahaba Mobile Estates	0				0	0	0				0	0	0				Fee
63	Shops at Tuscan Lakes II	0				0	0	0				0	0	0				Fee
64	Huebner Mini Storage	0				0	0	0				0	0	0				Fee
65	Fort Lauderdale Shopping Center	0				0	0	0				0	0	0				Fee
66	Park West MHP	0			New Home Purchase Reserve	140,000	0	0	Cash		Submeter Reserve	13,000	0	0	Cash			Fee
67	4901 Olde Towne Parkway	0				0	0	0				0	0	0				Fee
68	Allsafe SS & Retail	0				0	0	0				0	0	0				Fee
69	Allied Wholesale	0				0	0	0				0	0	0				Fee
70	3974 Amboy Road	0				0	0	0				0	0	0				Fee
71	Forest Valley MHC	0				0	0	0				0	0	0				Fee
72	Frontier Urban Village	0				0	0	0				0	0	0				Fee
73	Tratel Morro Bay	0				0	0	0				0	0	0				Fee
74	Airlane Building	0				0	0	0				0	0	0				Fee

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Payment(12)	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(13)	Affiliated Sponsors	Mortgage Loan Number
1	Starwood Hotel Portfolio			Soft/Springing Cash Management											SCG Hotel Investors Holdings L.P.		1
1.01	Renaissance St. Louis Airport Hotel																1.01
1.02	Renaissance Des Moines Savery Hotel																1.02
1.03	Residence Inn St. Louis Downtown																1.03
1.04	Doubletree Hotel West Palm Beach Airport																1.04
1.05	Courtyard Gulfport Beachfront																1.05
1.06	Fairfield Inn Atlanta Downtown																1.06
1.07	Hotel Indigo Chicago Vernon Hills																1.07
1.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale																1.08
1.09	Holiday Inn & Suites Green Bay Stadium																1.09
1.10	Springhill Suites Chicago Elmhurst Oakbrook Area																1.10
1.11	Hilton Garden Inn Wichita																1.11
1.12	Courtyard Norman																1.12
1.13	Springhill Suites Scranton Wilkes Barre																1.13
1.14	Courtyard Salisbury																1.14
1.15	Homewood Suites St. Louis Riverport Airport West																1.15
1.16	Residence Inn Rocky Mount																1.16
1.17	Hampton Inn and Suites Wichita Northeast																1.17
1.18	Residence Inn Salisbury																1.18
1.19	Courtyard Rocky Mount																1.19
1.20	Springhill Suites Wichita East at Plazzio																1.20
1.21	Residence Inn Wichita East at Plazzio																1.21
1.22	Hampton Inn Oklahoma City Northwest																1.22
2	Aventura Mall			Hard/Springing Cash Management	1,750,000,000	6,093,631	343,300,000	343,300,000	2.12	2.07	50.7%	8.8%	8.7%		Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer		2
3	Christiana Mall	Must pay the following: (i) An annual amount equal to the square feet of gross leasable floor area of the Tenant’s building multiplied by $0.05 (Promotion Fund Contribution); (ii) CAM Charge; (iii) taxes with respect to the Target Tract plus proportionate share of the taxes for the Target Common Area		Hard/Springing Cash Management	550,000,000	1,987,750	212,000,000	212,000,000	1.96	1.93	52.9%	8.5%	8.4%		GGP Inc.; PPF Retail, LLC		3
4	Showcase II			Hard/Upfront Cash Management										37,000,000	Nakash Properties LLC; Nakash Holding LLC; Eli Gindi; Jeffrey Gindi		4
5	Virginia Beach Hotel Portfolio	See Footnote 12		Springing											Neil P. Amin; Jay B. Shah		5
5.01	Hilton Virginia Beach Oceanfront	See Footnote 12															5.01
5.02	Hilton Garden Inn Virginia Beach Oceanfront	See Footnote 12															5.02
6	Holiday Inn FiDi			Hard/Upfront Cash Management	137,025,000	608,853	50,000,000	50,000,000	1.69	1.53	58.8%	9.0%	8.1%		Jubao Xie		6
7	Lower Makefield Corporate Center - North			Hard/Springing Cash Management											Rubenstein Properties Fund III, L.P.		7
8	2747 Park Boulevard			Hard/Upfront Cash Management										24,000,000	The Jay Paul Company		8
9	Meridian at North			Hard/Springing Cash Management											Yoav Merary		9
10	Ellsworth Place			Hard/Springing Cash Management											George B. Tomlin, Jr.		10
11	Triyar Portfolio II			Soft/Springing Cash Management											Bob Yari		11
11.01	Jackson																11.01
11.02	Kilgore																11.02
11.03	Norwich																11.03
11.04	Ottawa																11.04
11.05	Oglesby																11.05
12	Indian Hills Senior Community			Springing											Michael E. Gibbons		12
13	Boca Village Corporate Center			Springing											AGS Properties Corporation		13
14	Embassy Suites Overland Park			Hard/Springing Cash Management											Encore Enterprises, Inc.		14
15	Christenbury Corners			Soft/Springing Cash Management										2,500,000	John G. Thompson; John G. Thompson Revocable Trust u/t/d December 2, 2003; Paul M. Thrift Revocable Trust u/t/d May 16, 2003; Paul M. Thrift		15
16	Vista Centre Shoppes			Springing											Michael Lapointe; Adam Greenberg		16
17	Airport Square - NV			Springing											Jahan Moslehi; Andy Chien		17
18	Schuyler Commons			Soft/Springing Cash Management											Pietro V. Scola; Joseph L. Fox		18
19	26-49 96th Street			Springing											Aaron Jungreis; Marc Blumenfrucht; Edward Lifshitz		19
20	438 Summit Avenue			Hard/Springing Cash Management											Jason Kimmel; Carol Kimmel		20
21	Camden Oakes			Springing											David M. Conwill; Steven B. Kimmelman; Leslie Leohr		21
22	Allen Central Market			Springing											Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership		22
23	Four Points by Sheraton Miami Airport			Springing											Nicholas Economos, Sr.		23
24	Fairfield Oakes			Springing											David M. Conwill; Steven B. Kimmelman; Leslie Leohr		24
25	UA Roseville			Springing											Mark Cunningham		25
26	1400 Fifth Avenue			Hard/Springing Cash Management											Ashkenazy Acquisition Corporation; Andrew J. Cohen; Ben K. Ashkenazy		26
27	4645 Live Oak Street			Springing											Daniel A. Murillo		27
28	Batavia Founders			Springing											Christopher Semarjian; Stuart Lichter		28
29	Atlanta Cold Storage			Hard/Springing Cash Management											Mark Cusumano; John V. Cusumano, Jr.		29
29.01	Lithonia																29.01
29.02	Phillip Lee																29.02
30	Frisco Medical Office Building and Terramont Village Shopping Center			Springing											Pinecroft Core Holdings, LLC		30
30.01	Frisco Medical Office Building																30.01
30.02	Terramont Village Shopping Center																30.02
31	Skyline Village			Hard/Springing Cash Management											Bon Investments USA LLC		31
32	Oak Lane MHC			Springing											James W. Soboleski; Benjamin L. Kadish		32
33	Hurricane Creek Village			Springing											Alan P. Shor; David C. Wilson; Steven A. Lieberman		33
34	Shady Park			Springing											Ross H. Patrich		34
35	Courtyard by Marriott Deptford			Springing											Ajesh Patel		35
36	1685 Monroe Avenue			Springing											Ayush Kapahi; Michael Froning		36
37	Browning Business Center			Springing											Andrew C. Hooker		37
38	SPS Martinez - CA			None											Benjamin D. Eisler and Shirley E. Eisler, individually and as Co-Trustees of the Eisler Revocable Trust; Allen Orwitz and Lea Orwitz, individually and as Co-Trustees of the Allen Orwitz and Lea Orwitz Revocable Trusts		38
39	Jewel-Osco			Springing											Elliott S. Horwitch; The Horwitch Family Living Trust		39
40	Chancellor Farms MHC			Springing											James W. Soboleski; Benjamin L. Kadish		40
41	Centerpointe at Natomas Crossing			Springing											Jack Meissner; Mary Anne Meissner; Jack and Mary Meissner Family Revocable Trust Dated February 23, 1984		41
42	Indigo Corners			Springing											Michael D. Reynolds		42
43	South Lake Center			Springing											Leon Zekaria; Isaac Zekaria		43
44	Hampton Inn - Daytona-Ormond Beach			Springing											Punit R. Shah		44
45	Academy Sports and USPS Portfolio			Hard/Springing Cash Management											Senthil Ranganathan; Valli V. Murugesan		45
45.01	Academy Sports																45.01
45.02	USPS																45.02
46	Jewel-Osco Oswego, IL			Hard/Upfront Cash Management											Alton Butler; Sira Butler		46
47	Willowdaile Shopping Center			Springing											Meyer Lebovitz		47
48	Shoppes at Stonecreek			Hard/Springing Cash Management											Robert L. Stark		48
49	Holiday Inn Express - Tullahoma			Springing											Mitul I. Patel		49
50	Town View Retail Center			Springing											Mark Salomon; Ram P. Gupta		50
51	Pine Ridge MHC			Springing											Hugh Reid; Margaret Reid		51
52	Amalie Meadows Apartments			Springing											Alan Kuatt		52
53	Island Oaks Apartments			None											J. Gregory Kennedy; Phillip D. Long; James R. Owen, Jr.		53
54	UNICO Portfolio III			Springing											Union Investment Company of Newport News, VA.		54
54.01	DG - Davenport																54.01
54.02	DG - Jacksonville																54.02
54.03	FM - Navarre																54.03
54.04	DG - Midland																54.04
55	Hampton Inn - Vero Beach			Springing											Punit R. Shah		55
56	Baseline Professional Park			Springing											Neal Smaler; Charles Bruni		56
57	Northgate MHP			Springing											Lester E. Grooms, Jr.		57
58	Lakeview Shopping Center			Springing											Stuart F. Kline; Stuart F. Kline Trust Under 2015 Restatement of Trust Agreement of Stuart F. Kline		58
59	Highland Park Retail Center			Springing											Morris Silverman; Jeffrey D. Silverman; Michael N. Jaffe		59
60	Stewart MHP			Springing											Glen Biswurm		60
61	Walgreens Iowa			Springing											Edwin J. Glickman		61
62	Cahaba Mobile Estates			Springing											Matthew Udell		62
63	Shops at Tuscan Lakes II			Hard/Springing Cash Management											Sanford P. Aron; Hunington Properties		63
64	Huebner Mini Storage			Springing											Matthew N. Follett		64
65	Fort Lauderdale Shopping Center			Springing											Rewtie R. Misir; Kaysaree N. Misir		65
66	Park West MHP			Springing											Kevin Bupp; Charles DeHart; Brian Spear		66
67	4901 Olde Towne Parkway			Springing											Rocco M. Kaufmann		67
68	Allsafe SS & Retail			Springing											Michael E. Ransome		68
69	Allied Wholesale			Springing											Jonathan Sassover; Elliott Sassover		69
70	3974 Amboy Road			Springing											Xiao Lin Law		70
71	Forest Valley MHC			Springing											Douglas A. Dattilo; Roland Hauber		71
72	Frontier Urban Village			Springing											Daniel R. Weisfield; Joel D. Kelman		72
73	Tratel Morro Bay			Springing											Angus Keith; Frances V.Keith; Angus Keith and Frances V.Keith as trustee of The Keith Family Revocable Trust Established March 7, 2005		73
74	Airlane Building			None											Jeffrey L. Baker; Jeffrey L. Baker Trust; Robert Schierbeek		74

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, "Barclays" denotes Barclays Bank PLC, “LCF” denotes Ladder Capital Finance LLC , "RMF" denotes Rialto Mortgage Finance, LLC, and "CIIICM" denotes C-III Commercial Mortgage LLC.

(2)	For mortgage loan #15 (Christenbury Corners), the largest tenant (56,004 square feet), representing 47.3% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #41 (Centerpointe at Natomas Crossing), the Number of Units includes 38,832 square feet of office space, 9,595 square feet of medical office space, and 5,073 of retail space.

For mortgage loan #43 (South Lake Center), the Number of Units includes 27,025 square feet of retail space and 12,265 square feet of medical office space.

For mortgage loan #57 (Northgate MHP), the Number of Units includes 173 mobile home sites and 111 RV sites. The Occupancy Rate reflects the occupancy of the mobile homes and RV sites.

For mortgage loan #68 (Allsafe SS & Retail), the Number of Units includes 44,200 square feet of self-storage space and 12,342 square feet of retail space. The Occupancy Rate reflects the occupancy of both the self-storage space and retail space.

For mortgage loan #70 (3974 Amboy Road), the Number of Units includes 8,482 square feet of office space and 5,170 square feet of retail space. The Occupancy Rate reflects the occupancy of both the office and retail space.

For mortgage loan #73 (Tratel Morro Bay), the Number of Units includes 26 mobile home sites and 25 RV sites. The Occupancy Rate reflects the occupancy of the mobile homes and RV sites.

(3)	For mortgage loan #3 (Christiana Mall), the borrower can obtain a release of the Target parcel subject to, amongst other things, the following conditions: (i) Target has exercised its purchase option pursuant to the terms of the Target lease; (ii) the LTV immediately after release does not exceed 125%, or the borrower prepays the “qualified amount” (as defined in the loan agreement) in order to meet the LTV requirement necessary for release; and (iii) the borrower pays the lender a fee of $10,000. Additionally, the borrower can obtain partial release of “air rights” (as defined in the loan agreement), parcels or outlots or acquired “expansion parcels” (as defined in the loan agreement) subject to, amongst other things, (i) no event of default has occurred and is continuing; (ii) the release parcel is vacant and non-income-producing; (iii) the LTV immediately after release does not exceed 125%, or the borrower prepays the “qualified amount” (as defined in the loan agreement) in order to meet the LTV requirement necessary for release; and (iv) the borrower must pay the lender a fee of $10,000.

Also, the borrower can substitute portions of the mortgaged property subject to, amongst other things: (i) no event of default has occurred and is continuing; (ii) the “exchange parcel” (as defined in the loan agreement) is vacant and non-income-producing; (iii) conveyance of all right, title and interest in, to and under the exchange parcel to a person other than the borrower; (iv) LTV immediately after Substitution must not exceed 125%, or the borrower must prepay the qualified amount in order to meet the LTV requirement necessary for substitution; (v) the borrower pays the lender a fee of $10,000.

(4)	For mortgage loan #3 (Christiana Mall), the Grace Period Default (Days) is one business day provided that the grace period is used no more than once in a twelve-month period.

(5)	For mortgage loan #1 (Starwood Hotel Portfolio), the Appraised Value presented for the mortgage loan reflects a portfolio level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The aggregate of the individual mortgaged property appraised values is $377,700,000. In addition, the Renaissance Des Moines Savery Hotel mortgaged property Appraised Value assumes a property improvement plan (“PIP”) scheduled for completion in September 2019 has been completed. All outstanding PIP costs have been reserved for at origination. The appraised value for the Renaissance Des Moines Savery Hotel mortgaged property assuming the PIP has not been completed is $27,700,000.

For mortgage loan #1 (Starwood Hotel Portfolio), the Renaissance Des Moines Savery Hotel mortgaged property has been offline for renovations since August 2016 and is expected to reopen in October 2018. The underwritten values for the mortgaged property are based on estimates in the related appraisal.

For mortgage loan #4 (Showcase II), the Appraised Value is a prospective market value that assumes all tenants are in occupancy, paying full unabated rent and open for business as of April 2019. All outstanding free rent, tenant improvements and leasing commissions have been reserved for at origination. The as-is appraised value is $215,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $215,000,000 as-is appraised value is 59.5%.

For mortgage loan #5 (Virginia Beach Hotel Portfolio), the August 1, 2019 Stabilized Appraised Value of $45,600,000 for the Hilton Garden Inn Virginia Beach Oceanfront property assumes that $1,000,000 (50.0% of expected PIP work) would be escrowed by the lender and would be available to a prospective buyer to fund the PIP work at the Hilton Garden Inn Virginia Beach Oceanfront Property. The Virginia Beach Hotel Portfolio borrowers deposited upfront PIP reserves totaling $741,954, which represents 50.0% of the engineer’s updated estimated costs of the remaining PIP work of $1,483,907. The balance of the remaining PIP work will be funded by the monthly FF&E reserve in an amount of 1/12th of 5.0% of the gross income from operations (initially $104,329 for the portfolio). For the Hilton Garden Inn Virginia Beach Oceanfront property, the appraiser concluded an as-is appraised value without the PIP assumption of $44,600,000 which results in a total appraised value for the portfolio of $129,400,000, and a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 69.6% and 60.0%, respectively.

For mortgage loan #7 (Lower Makefield Corporate Center - North), the Appraised Value is an "As-Is Alternate Scenario" value which assumes that the Janney Montgomery Scott tenant’s expanded space has been built out, and that the tenant's new lease has commenced and the free rent period has expired. The "As-Is" Appraised Value is $40,300,000 as of July 20, 2018. At loan origination, the borrower deposited $241,940 into a free rent reserve and $517,500 into a landlord obligations reserve. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $40,300,000 “as-is” appraised value are 72.3% and 66.3%, respectively.

For mortgage loan #11 (Triyar Portfolio II) the Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-Off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield are calculated based on the applicable principal balance of such mortgage loan net of the $1,750,000 upfront earnout reserve, which will be released to the borrower upon satisfaction of the following conditions: i) Kerry Bio-Science fully accepting the 60,000 square feet expansion space, and Kerry Bio-Science executing an expansion lease for 60,000 square feet at $4.25 per square foot NNN for a term of five years; ii) Kerry Bio-Science accepting the premises and paying full unabated rent, as evidenced by an estoppel within 24 months of origination; iii) no event of default or cash flow sweep exists under the mortgage loan; iv) proof of complete construction; v) the in-place debt metrics will be no worse than that of origination of the mortgage loan; vi) execution of a completion guaranty by the borrower sponsor. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-Off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield based on the full Cut-off Date Balance or Maturity Date Balloon Payment, as applicable, would be 78.3%, 65.1%, 11.2% and 10.0% respectively. If the conditions to release are not satisfied on or before 24 months after the origination date of the mortgage loan, the lender will be required to apply the upfront earnout reserve to the principal amount of the mortgage loan and the borrower will be obligated to pay any required yield maintenance payment on such partial prepayment.

For mortgage loan #14 (Embassy Suites Overland Park), the Appraised Value represents the value assuming the property improvement plan, which is expected to be completed by no later than March 2020, has been completed. A $9,000,000 reserve was collected at origination reflecting the remaining unfunded portion of the property improvement plan. The as-is appraised value is $22,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the as-is appraised value are 86.4% and 71.8%, respectively.

For mortgage loan #23 (Four Points by Sheraton Miami Airport), the Appraised Value assumes the mortgaged property has achieved stabilized occupancy. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $22,800,000 "as-is" appraised value is 60.3% and 57.8%, respectively.

For mortgage loan #33 (Hurricane Creek Village), the Appraised Value assumes the mortgaged property has achieved stabilized occupancy. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $14,850,000 "as-is" appraised value is 65.7% and 55.4%, respectively.

For mortgage loan #49 (Holiday Inn Express - Tullahoma), the As-Is Appraised Value assumes a capital improvement plan in the amount of $1,890,000 has been reserved. At loan origination $1,900,000 was deposited into a PIP reserve. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $10,400,000 "as-is" appraised value are 62.4% and 51.1%, respectively.

For mortgage loan #52 (Amalie Meadows Apartments), the Appraised Value is an "As-Renovated and Stabilized" value which assumes that all of the down units are repaired, brought to leasable condition, and leased up. The As-Is Appraised Value is $6,825,000 as of August 20, 2018. At loan origination, the borrower deposited $805,036 into a restoration reserve, representing approximately 125% of the remaining costs to complete the renovations, and $109,440 into a rent reserve, representing twelve months’ of rent. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $6,825,000 As-Is Appraised Value are 74.7% and 65.2%, respectively.

(6)	For mortgage loan #1 (Starwood Hotel Portfolio), the mortgage loan represents Note A-1, one of four pari passu notes, which have a combined Cut-off Date Balance of $265,000,000. Notes A-2, A-3 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the "Starwood Hotel Portfolio Whole Loan"). Note A-1 represents a controlling interest in the Starwood Hotel Portfolio Whole Loan.

For mortgage loan #2 (Aventura Mall), the mortgage loan represents Note A-2-D-3, one of 26 pari passu notes, which have a combined Cut-off Date Balance of $1,406,700,000 and four subordinate notes, which have a Cut-off Date Balance of $343,300,000 (the “Aventura Mall Whole Loan”). The other notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all the pari passu notes in the aggregate, but exclude the subordinate notes. Note A-2-D-3 represents a non-controlling interest in the Aventura Mall Whole Loan.

For mortgage loan #3 (Christiana Mall) the mortgage loan represents Note A-1-B, one of 13 pari passu senior notes, which have a combined Cut-off Date Balance of $338,000,000, and three pari passu subordinate B-notes which have a combined Cut-off Date Balance of $212,000,000 (the "Christiana Mall Whole Loan"). Notes A-1-A, A-2-A, A-3-A, A-1-C, A-1-D, A-1-E, A-2-B, A-2-C, A-2-D, A-2-E, A-3-B, A-3-C, B-1, B-2 and B-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-A, A-2-A, A-3-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-B, A-2-C, A-2-D, A-2-E, A-3-B and A-3-C in the aggregate, but exclude notes B-1, B-2 and B-3. Note A-1-B represents a non-controlling interest in the Christiana Mall Whole Loan.

For mortgage loan #4 (Showcase II), the mortgage loan represents Note A-3, one of three pari passu notes, which have a combined Cut-off Date Balance of $128,000,000. Notes A-1 and A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the "Showcase II Whole Loan"). Note A-3 represents a non-controlling interest in the Showcase II Whole Loan.

For mortgage loan #5 (Virginia Beach Hotel Portfolio), the mortgage loan represents Note A-1, one of three pari passu notes, which have a combined Cut-off Date Balance of $90,000,000. Notes A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the "Virginia Beach Hotel Portfolio Whole Loan"). Note A-1 represents a controlling interest in the Virginia Beach Hotel Portfolio Whole Loan.

For mortgage loan #6 (Holiday Inn FiDi), the mortgage loan is part of a whole loan that is evidenced by (i) three pari passu promissory notes (Notes A-1, A-2 and A-3), which have a combined Cut-off Date principal balance of $87,025,000, and (ii) one subordinate promissory note (Note B), which has a Cut-off Date principal balance of $50,000,000 (the “Holiday Inn FiDi Whole Loan”). The mortgage loan evidenced by Note A-2 will be included in the trust. Notes A-1, A-3 and B are not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate, and exclusive of Note B. Note A-2 represents a non-controlling interest in the Holiday Inn FiDi Whole Loan.

For mortgage loan #10 (Ellsworth Place), the mortgage loan represents Note A-1, one of five pari passu notes, which have a combined Cut-off Date Balance of $69,000,000. Notes A-2, A-3, A-4, and A-5 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4, and A-5 in the aggregate (the "Ellsworth Place Whole Loan"). Note A-1 represents the controlling interest in the Ellsworth Place Whole Loan.

For mortgage loan #12 (Indian Hills Senior Community), the mortgage loan represents Note A-2, one of three pari passu promissory notes which have a combined Cut-off Date principal balance of $51,350,000. Notes A-1 and A-3 are not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1, Note A-2, and Note A-3 in the aggregate (the "Indian Hills Senior Community Whole Loan"). Note A-2 represents a non-controlling interest in the Indian Hills Senior Community Whole Loan.

For mortgage loan #31 (Skyline Village), the mortgage loan represents Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $24,800,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the "Skyline Village Whole Loan"). Note A-1 represents a controlling interest in the Skyline Village Whole Loan.

(7)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.
For mortgage loan #4 (Showcase II), the largest tenant (10,960 square feet), representing 26.5% of net rentable square feet, has executed a lease and is paying rent but is not expected to open for business until November 2018. The fourth largest tenant (5,669 square feet), representing 13.7% of net rentable square feet, has executed a lease but is not open for business or paying rent. The fourth largest tenant is anticipated to open for business and begin paying rent in November 2018. The fifth largest tenant (3,923 square feet), representing 9.5% of net rentable square feet, has executed a lease but is not open for business or paying rent. The fifth largest tenant is anticipated to open for business and begin paying rent in January 2019. All outstanding free rent, tenant improvements and leasing commissions were reserved for at origination.

For mortgage loan #7 (Lower Makefield Corporate Center - North), the fifth largest tenant (11,537 square feet), representing 6.1% of net rentable square feet, recently expanded its space to a total of 11,537 square feet and signed an eleven-year lease effective on August 2018, with a $517,000 tenant improvement allowance and eight months of abated rent. At loan origination, the borrower deposited $241,940 into a free rent reserve and $517,500 into a landlord obligations reserve.

For mortgage loan #8 (2747 Park Boulevard), the largest tenant (36,120 square feet), representing 100% of the net rentable square feet, has executed a lease but has yet to take full occupancy at the mortgaged property or commence paying rent. The largest tenant took possession of the space in August 2018 and will begin paying rent in February 2019. At loan origination, $2,889,600 and $976,143 were deposited into the TI/LC and Rent Concession reserve accounts, respectively, representing all outstanding tenant improvement and free rent funds due to the largest tenant.

For mortgage loan #13 (Boca Village Corporate Center), the second largest tenant (24,914 square feet), representing 22.9% of the net rentable square feet has executed a lease, but has a rent abatement period from October 1, 2018 to December 31, 2018 for a total of $220,550. The borrower reserved $310,425 in a free rent reserve, $220,550 of which was earmarked for this tenant.

For mortgage loan #16 (Vista Centre Shoppes), the fourth largest tenant (5,793 square feet), representing 5.9% of the net rentable area has an executed lease, but has not yet taken occupancy. The tenant is expected to take full occupancy in November 2018.

For mortgage loan #17 (Airport Square – NV), the third largest tenant (20,000 square feet), representing 11.7% of net rentable square feet, has executed its lease but is not in occupancy or paying rent. The third largest tenant is anticipated to commence paying rent in November 2018.

For mortgage loan #30 (Frisco Medical Office Building and Terramont Village Shopping Center), the Frisco Medical Office Building mortgaged property's largest tenant (12,609 square feet), representing 25.6% of the entire portfolio has executed a lease, but has less than one month of free rent outstanding. The borrower reserved $23,642 at origination in a free rent reserve.

For mortgage loan #41 (Centerpointe at Natomas Crossing), the fourth largest tenant (5,672 square feet), representing 10.6% of net rentable square feet, has signed a lease and is not currently paying rent, but is expected to take occupancy in January 2019 and to begin paying rent in April 2019. A reserve of $413,004 for outstanding tenant improvements and a reserve of $90,752 for free rent were escrowed at loan origination.

For mortgage loan #48 (Shoppes at Stonecreek), the fourth largest tenant (1,680 square feet), representing 3.7% of net rentable square feet has free rent through November 2018. $7,995 has been reserved with the lender in respect of free rent.

For mortgage loan #56 (Baseline Professional Park), the second largest tenant, (6,322 square feet), representing 16.1% of the net rentable square feet of the mortgaged property, has a rent abatement in June 2019.

For mortgage loan #56 (Baseline Professional Park), the fourth largest tenant, (3,025 square feet), representing 7.7% of the net rentable square feet of the mortgaged property, has a rent abatement in October 2018 and October 2019.

For mortgage loan #58 (Lakeview Shopping Center), the third largest tenant (6,056 square feet), representing 9.0% of net rentable square feet is entitled to 80% rent abatement through October 12, 2018 and is paying $832.70 per month instead of $4,163.50 per month. At loan origination, the borrower deposited $8,733 into a free rent reserve.

For mortgage loan #59 (Highland Park Retail Center), the largest tenant, (4,202 square feet), representing approximately 41.5% of net rentable square feet of the mortgaged property, recently expanded into an additional 1,380 square feet and does not commence paying rent until November 2018.

(8)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (Christiana Mall), the second largest tenant, (100,000 square feet), representing 12.8% of net rentable square feet, has the right to raze its leased premises, so long as it restores the building pad back to the condition in which the leased premises were delivered, caps utilities at their in-place levels and otherwise leaves its leased premises in a good, clean and attractive condition. Upon substantial completion of such razing, the second largest tenant’s lease will terminate (however, this provision does not apply in connection with any remodeling or rebuilding by the tenant).

For mortgage loan #9 (Meridian at North), the third largest tenant (81,832 square feet), representing 24.5% of net rentable square feet, has the option to terminate the lease at any time during the lease term if it decides that it is in the State of Indiana’s best interest: (1) during the 10 year initial lease term upon 12 months’ notice and a termination fee equal to the unamortized cost of tenant improvements and free rent as well as 6 months of rent and (2) during any extension period on 60 days’ notice without penalty to the tenant. In addition, if the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of the lease, the lease will be canceled, with no fee owed to the landlord.

For mortgage loan #13 (Boca Village Corporate Center), the second largest tenant, (24,914 square feet), representing 22.9% of net rentable square feet, will have a one-time right to terminate its lease effective as of December 31, 2026, upon giving notice to the landlord no later than December 31, 2025, and payment equal to the sum of: (a) six months' installments of base rent, (b) six months' installments of additional rent for tenant's allocated share of operating costs at the rates for such base rent and additional rent in effect as of the termination date, and (c) the unamortized balance (calculated using an interest rate of 8% per year) of the tenant improvement allowances, real estate brokerage commissions, and the rent credit in connection with the lease.

In addition, the third largest tenant, (17,975 square feet), representing 16.5% of net rentable square feet, will have a one-time right to terminate its lease effective as of February 28, 2022, upon giving notice to the landlord no later than February 28, 2021, and payment equal to the sum of: (a) 3 months of base rent; (b) 3 months of tenant's portion of operating expenses; (c) unamortized balance of free rent, tenant improvement allowances, and real estate brokerage commissions.

For mortgage loan #17 (Airport Square – NV), the third largest tenant (20,000 square feet), representing 11.7% of net rentable square feet, may terminate its lease at any time if the conditions required under the lease for the commencement date have not occurred.

For mortgage loan #26 (1400 Fifth Avenue), the fourth largest tenant, (2,447 square feet), representing 7.7% of net rentable square feet, will have a termination option if it fails to achieve gross sales of at least $2,500,000 for the period November 1, 2020 to October 31, 2021, effective as of November 1, 2021 and expiring October 31, 2022, upon 180 days’ notice to the landlord and payment equal to the sum of three months’ of base rent.

For mortgage loan #30 (Frisco Medical Office Building and Terramont Village Shopping Center), the Frisco Medical Office Building mortgaged property's largest tenant (12,609 square feet), representing 25.6% of the entire portfolio, will have a one-time right to terminate its lease effective as of September 30, 2025, upon giving nine months’ written notice to the landlord and payment equal to five months of base rent (calculated based on $32.09 per rentable square foot). Beginning in June 2023, the tenant may elect to receive an additional $5.00 per rentable square foot for refurbishment of their space. If the tenant elects to collect this additional construction allowance, their one-time termination right will be waived.

For mortgage loan #31 (Skyline Village), the third largest tenant, (4,300 square feet), representing 2.3% of net rentable square feet, has a termination option which provides if the tenant’s powers are limited so as to not permit its continued use of the premises at the mortgaged property, or if the Commonwealth of Virginia fails to appropriate the necessary funding for the tenant, then the tenant may terminate upon reasonable notice to the landlord. Additionally, if the tenant’s powers are limited or curtailed, so that the tenant determines in its sole discretion that it’s continued use of its premises is no longer authorized or justified, then the tenant may terminate upon 3 months’ notice to the landlord.

For mortgage loan #33 (Hurricane Creek Village), the fourth largest tenant (2,583 square feet), representing 3.3% of net rentable square feet, may terminate its lease as of November 30, 2021 or November 30, 2023, upon providing 90 days’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #37 (Browning Business Center), the largest tenant (70,044 square feet), representing 34.7% of net rentable square feet, may terminate its lease at any time with 30 days’ written notice if sufficient appropriations are not provided, the largest tenant dissolves or the space becomes insufficient for the largest tenant. The fourth largest tenant (17,031 square feet), representing 8.4% of net rentable square feet, may terminate its lease as of July 31, 2020 or July 31, 2021 upon providing six months’ written notice and payment of a termination fee equal to all unamortized tenant improvements and leasing commissions. The fifth largest tenant (16,966 square feet), representing 8.4% of net rentable square feet, may terminate its lease at any time with 30 days’ written notice if sufficient appropriations are not provided, the fifth largest tenant dissolves or the space becomes insufficient for the fifth largest tenant.

For mortgage loan #41 (Centerpointe at Natomas Crossing), the third largest tenant (5,788 square feet), representing 10.8% of net rentable square feet, has the right to terminate its lease on or after the 59th month following the commencement date (March 2019) by providing 270 days prior written notice and paying a termination fee equal to $10.00 per rentable square foot and unamoritzed leasing commissions. In addition, this tenant has the right to terminate its lease if they are offered and accept space in a yet to be developed building owned by an affiliate of the borrower.

For mortgage loan #41 (Centerpointe at Natomas Crossing), the second largest tenant (7,572 square feet), representing 14.2% of net rentable square feet, has the right to terminate its lease any time during the period from May 2020 through April 2021 by providing 8 months' prior written notice.

For mortgage loan #48 (Shoppes at Stonecreek), the third largest tenant (5,080 square feet), representing 11.3% of net rentable square feet, has the option to terminate the lease with six months’ notice if they have two consecutive years of losses.

For mortgage loan #58 (Lakeview Shopping Center), the second largest tenant (7,210 square feet), representing 10.7% of net rentable square feet, has the right to cancel its lease by giving 30 days' written notice. Furthermore, the lease will be considered canceled if (i) the state legislature or the federal government subsequently (a) fails to appropriate sufficient funds, or (b) acts to impair this lease or causes it to be canceled, or (ii) it is unlawful to maintain a state facility on a leased premises.

For mortgage loan #59 (Highland Park Retail Center), the fourth largest tenant, Subway (1,230 square feet), representing approximately 12.1% of net rentable square feet, may terminate its lease at any time with 90 days’ written notice and payment of one year of base rent.

For mortgage loan #61 (Walgreens Iowa), the sole tenant (14,568 square feet), representing 100.0% of net rentable square feet, has an option to terminate its lease as of the last day of the 300th full calendar month of the lease term (April 30, 2034) by providing 12 months’ prior written notice.

(9)	For mortgage loan #9 (Meridian at North), the largest tenant (103,863 square feet), representing 31.0% of net rentable square feet, subleases 13,576 square feet on the fifth floor for $11.00 per square foot expiring approximately 30 months after loan maturity. In addition, 21,044 square feet of the largest tenant’s space on the fifth floor is dark. The 21,044 square feet of dark space was underwritten as vacant, although the largest tenant continues to pay full, unabated rent on the entire floor.

For mortgage loan #20 (438 Summit Avenue), the largest tenant (123,760 square feet), representing 100.0% of net rentable square feet, has multiple lease expirations. A lease for 119,800 net rentable square feet expires in November 2025 and a lease for 3,960 net rentable square feet expires in December 2025.

For mortgage loan #30 (Frisco Medical Office Building and Terramont Village Shopping Center), the Frisco Medical Office Building mortgaged property's second largest tenant (3,000 square feet), representing 6.1% of the entire portfolio, is currently subleasing the entirety of its space for $40.69 PSF gross through 4/30/2020. Separately, the Terramont Village Shopping Center mortgage property's third largest tenant (2,837 square feet), representing 5.8% of the entire portfolio, is currently subleasing a portion of its space consisting of two executive suites (totaling 438 square feet) to two separate tenants. The square footage, monthly rent, and expiration date for the two subleases are 273 square feet, $950/month, 9/30/2018 and 165 square feet, $575/month, 11/30/2018, respectively.

For mortgage loan #33 (Hurricane Creek Village), the largest tenant (62,751 square feet), representing 79.1% of net rentable square feet, is an affiliate of Kohlberg, Kravis & Roberts, LLC, the B-piece buyer of the WFCM 2018-C47 securitization.

For mortgage loan #37 (Browning Business Center), the largest tenant (70,044 square feet), representing 34.7% of net rentable square feet, has multiple lease expirations. A lease for 38,500 net rentable square feet expires in October 2020 and a lease for 31,544 net rentable square feet expires in March 2022.

For mortgage loan #43 (South Lake Center), the largest tenant (27,025 square feet), representing 68.8% of net rentable square feet, subleases 13,586 square feet of its space for an annual base rent of $421,080 ($30.99 per square foot, expiring January 31, 2027).

For mortgage loan #45 (Academy Sports and USPS Portfolio), the Academy Sports mortgaged property's largest tenant (62,943 square feet), representing 89.9% of net rentable square feet of the entire portfolio, is an affiliate of Kohlberg, Kravis & Roberts, LLC, the B-piece buyer of the WFCM 2018-C47 securitization.

(10)	For mortgage loan #6 (Holiday Inn FiDi), the Monthly Replacement Reserve will be equal to 1/12th of 2.0% of annual gross revenues until October 6, 2019, 1/12th of 3.0% of annual gross revenues following October 6, 2019 until October 6, 2020 and 1/12th of 4.0% of annual gross revenues thereafter.

For mortgage loan #14 (Embassy Suites Overland Park), the Monthly Replacement Reserve will be equal to 1/12th of 1.0% of annual gross revenues until October 6, 2021 and 1/12th of 4.0% of annual gross revenues thereafter.

For mortgage loan #35 (Courtyard by Marriott Deptford), the Monthly Replacement Reserve, to be adjusted each January, is equal to 1/12th of 2.0% for the first year, 3.0% for the second year and 4.0% every year thereafter of the actual annual gross income from the prior year.

(11)	For mortgage loan #5 (Virginia Beach Hotel Portfolio), the monthly FF&E reserve will be in an amount equal to 1/12th of 5% of room revenues of the mortgaged property until completion of the required PIP work as confirmed by the lender. Thereafter the borrower will be required to make monthly deposits into the FF&E reserve account in an amount equal to 1/12th of 4% of total room revenues of the mortgaged property. Upon completion of the required PIP work monthly deposits to the FF&E reserve account will be capped at three years’ worth of collections.

For mortgage loan #6 (Holiday Inn FiDi), the borrower deposited $1,300,000 in a seasonality reserve at loan origination to fund the shortfall during the months of January and February. In all events, the borrower is required to establish a balance in the seasonality reserve equal to the seasonality reserve cap of $1,300,000 on or before the payment date occurring in December of each year.

For mortgage loan #13 (Boca Village Corporate Center), at such time as the lender determines that the amount on deposit is not sufficient to cover 12 months of condominium assessments based on the most recent annual budget of the condominium association, monthly payments into the Condominium Assessments Reserve will be required so as to make the balance in the account sufficient to cover 12 months of assessments.

For mortgage loan #14 (Embassy Suites Overland Park), the borrower deposited $80,000 into a seasonality reserve at loan origination to fund the shortfall during the months of December and January. If the seasonality reserve has not been replenished up to the seasonality cap of $100,000 by the September payment date, then excess cash flow will be swept to refill the reserve up to the seasonality cap.

For mortgage loan #30 (Frisco Medical Office Building and Terramont Village Shopping Center), upon the earlier of USMD electing to receive an additional construction allowance of an amount not greater than $25.00 per rentable square foot (as discussed in the lease documents) or the payment date occurring in January, 2023, on each of the following five consecutive payment dates thereafter (of either event), the borrower will be required to deposit the sum of $11,000 into the USMD Reserve Account.

For mortgage loan #35 (Courtyard by Marriott Deptford), the Seasonality Reserve monthly deposit will be no less than $3,000 if the amount in escrow falls below $6,000 and is only required to be made during February through November of any calendar year. If the borrower provides reasonably satisfactory evidence to the lender that the debt yield for the loan is greater than or equal to 12% based upon the trailing twelve months operating statements, any funds held in the Seasonality Reserve account will be released to the borrower.

For mortgage loan #44 (Hampton Inn - Daytona-Ormond Beach), on each payment date occurring during the months of February through August of each year of the term of the mortgage loan commencing in 2019, the borrower is required to deposit with the lender a monthly seasonality deposit equal to 1/7th of the seasonality reserve aggregate shortfall amount, capped at the seasonality reserve aggregate shortfall amount.

For mortgage loan #49 (Holiday Inn Express - Tullahoma), the borrower is required to make monthly deposits into the FF&E Reserve Account in an amount equal to the greater of (i) 1/12th of 4% of total gross revenues of the mortgaged property or (ii) that amount required pursuant to the franchise agreement. The FF&E Reserve will be waived for one year commencing with the start of the PIP renovations, and will re-commence thereafter.

For mortgage loan #55 (Hampton Inn - Vero Beach), on each payment date occurring during the months of February through July of each year of the term of the mortgage loan commencing in 2019, the borrower is required to deposit with the lender a monthly seasonality deposit equal to 1/6th of the seasonality reserve aggregate shortfall amount, capped at the seasonality reserve aggregate shortfall amount.

For mortgage loan #57 (Northgate MHP), the Seasonality Reserve monthly deposit will be $5,000 if the amount in escrow falls below $10,000 and is only required to be made on November or December of any calendar year.

(12)	For mortgage loan #3 (Christiana Mall), a 4.154-acre portion of the parking lot at the mortgaged property is owned by Macy’s and ground leased to the borrower pursuant to a parking lease agreement, dated as of July 30, 2010. Consequently, the mortgage loan is secured only by the borrower’s leasehold interest with respect to such portion of the mortgaged property. The parking lease agreement will terminate on December 31, 2028; provided, however, that Macy’s can terminate the parking lease agreement at any time with 12 months’ notice. The parking lease agreement does not contain customary mortgagee protection provisions and is scheduled to expire prior to the date that is 10 years after the loan term.

Separately, the largest tenant constructed its own store on a 10.15-acre site which is ground leased from the borrower. The ground lease has an initial expiration date of 12/31/2036 with extension options through 12/31/2091. The ground lease payments are structured as follows: (i) an annual amount equal to the square feet of gross leasable floor area of the tenant's building multiplied by $0.05 (defined as the promotion fund contribution in the ground lease); (ii) CAM charge (as defined in the agreement); and (iii) tenant’s share of taxes as described in the ground lease agreement. The ground lease agreement with the largest tenant includes a provision pursuant to which the largest tenant has a fair market value purchase option to acquire the fee interest of the mortgaged property from the borrower in the portion of the mortgaged property that is ground leased to the largest tenant, at any time during the ground lease term.

For mortgage loan #5 (Virginia Beach Hotel Portfolio), the Hilton Virginia Beach Oceanfront mortgaged property's borrower has a leasehold interest in a portion of the parking garage consisting of 380 parking spaces. The leased fee holder of the garage is the City of Virginia Beach Development Authority and the lease expires on June 30, 2070. Rent under the parking lease is fixed at $222,000 per year plus “special rent” (fixed at $10,538 per year expiring in 2025) plus additional rent. Additional rent is calculated as 2.0% applied to the difference between the current year room revenue less the room revenue in 2014, capped at $50,000. Additionally, the borrower has also entered into a lease for the ground floor retail portion of the parking garage, which provides approximately 26,000 square feet of commercial space to the borrower as well as an additional 58 parking spaces for exclusive use. The annual lease expense is $378,930 with the lease term expiring on June 30, 2030.

For mortgage loan #5 (Virginia Beach Hotel Portfolio), the Hilton Garden Inn Virginia Beach Oceanfront mortgaged property's borrower has a leasehold interest in an off-site parking garage where the borrower leases 168 spaces from 34th Street Garage, LLC. Annual rent under the lease equals $1.00 plus a pro-rata share of all expenses paid or incurred by the lessor and operation and preservation of the mortgaged property and parking facilities. The lease expires in May 2105.

(13)	For mortgage loan #4 (Showcase II), the largest, fourth largest and fifth largest tenants (20,552 square feet in total), representing 49.6% of net rentable square feet, are affiliated with the borrower sponsor.

For mortgage loan #65 (Fort Lauderdale Shopping Center), the fifth largest tenant, (1,000 square feet), representing approximately 6.2% of the net rentable square feet of the mortgaged property, is leased by a sponsor-affiliated tenant.

For mortgage loan #67 (4901 Olde Towne Parkway), the fourth largest tenant (1,114 square feet), representing 4.3% of net rentable square feet, is affiliated with the borrower.